UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Transcend Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TRANSCEND SERVICES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 1, 2011

To the Stockholders:

The annual meeting of stockholders (the “Annual Meeting”) of Transcend Services, Inc. (the “Company”) will be held on Wednesday, June 1, 2011 at the offices of Womble Carlyle Sandridge & Rice, PLLC, Atlantic Station, 271 17th Street, NW, Suite 2400, Atlanta, GA 30363 at 11:00 a.m. Eastern Daylight Time for the following purposes:

1.	To elect the six directors named in the accompanying proxy statement to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

2.	To amend the Transcend Services, Inc. 2009 Stock Incentive Plan (the “Plan”) to increase the number of shares available for grant thereunder by 500,000 shares and to require shareholder approval to reprice awards under the Plan;

3.	To hold an advisory vote on the compensation of our named executive officers;

4.	To hold an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers;

5.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on the record date, which is April 4, 2011, shall be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please carefully review the enclosed proxy statement and cast your vote promptly. For specific instructions regarding how to vote, please see the first page of the proxy statement. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

By order of the Board of Directors,

LANCE CORNELL Secretary

Atlanta, Georgia

April 18, 2011

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO CAST YOUR VOTE PROMPTLY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

TRANSCEND SERVICES, INC.

One Glenlake Parkway, Suite 1325

Atlanta, Georgia 30328

PROXY STATEMENT

For the Annual Meeting of Stockholders to Be Held On June 1, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to Be Held on June 1, 2011:

The Notice and Proxy Statement, Annual Report on Form 10-K and Form of Proxy

are available at www.proxyvote.com.

GENERAL

This proxy statement and the accompanying proxy are being furnished to the stockholders of record of Transcend Services, Inc. as of April 4, 2011, in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 1, 2011, at the offices of Womble Carlyle Sandridge & Rice, PLLC, Atlantic Station, 271 17th Street, NW, Suite 2400, Atlanta, GA 30363 at 11:00 a.m. Eastern Daylight Time and any postponement or adjournment thereof. The address of our principal executive offices is One Glenlake Parkway, Suite 1325, Atlanta, Georgia 30328 and our telephone number is (678) 808-0600.

As permitted by the Securities and Exchange Commission (the “SEC”), we are delivering this proxy statement and our Annual Report on Form 10-K via the Internet. On or about April 18, 2011, we started mailing to our stockholders entitled to vote at the Annual Meeting the Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice contains instructions on how to access this proxy statement and our Annual Report on Form 10-K and vote your shares over the Internet or by telephone. Stockholders who wish to request a printed or e-mailed copy of either or both of this proxy statement or our Annual Report on Form 10-K should follow the instructions included in the Notice. The Notice is not a proxy or ballot.

Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to our Secretary; (ii) executing a proxy bearing a later date; or (iii) appearing at the Annual Meeting and voting in person.

Unless otherwise specified, all shares represented by effective proxies will be voted in favor of (i) the election of the six nominees as directors; (ii) the amendment to our 2009 Stock Incentive Plan (the “Plan”) to increase the number of shares available for grant thereunder by 500,000 shares and to require shareholder approval to reprice awards under the Plan; (iii) the advisory vote on the compensation of our named executive officers; (iv) a frequency of every one year for the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers; and (v) the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. The Board does not know of any other business to be brought before the Annual Meeting, but as to any such other business, proxies will be voted upon any such matters in accordance with the best judgment of the person or persons acting thereunder as to what is in our best interests.

The cost of soliciting proxies will be borne by us. In addition to use of the mail and the Internet, proxies may be solicited in person, telephone, or via the Internet by our directors and officers who will not receive additional compensation for such services. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and we will reimburse such persons for their reasonable expenses in doing so.

Holders of record of outstanding shares of our common stock at the close of business on April 4, 2011 are entitled to notice of and to vote at the Annual Meeting. As of April 4, 2011, there were approximately 224 holders of record of our common stock and 10,636,893 shares of common stock outstanding. Each share of our outstanding common stock is entitled to one vote. A majority of the shares entitled to vote, whether present in person or by proxy, shall constitute a quorum.

Brokers that are members of certain securities exchanges and that hold shares of our common stock in street name on behalf of beneficial owners have authority to vote on certain items when they have not received instructions from beneficial owners. Under applicable rules governing such brokers, the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm is considered a “discretionary” item. This means that brokers may vote in their discretion on this proposal on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-discretionary,” and a “broker non-vote” occurs when brokers do not receive voting instructions from beneficial owners with respect to such items because the brokers are not entitled to vote such uninstructed shares. All proposals in this proxy statement, excluding the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm, are considered “non-discretionary” and therefore, brokers cannot vote your uninstructed shares when they do not receive voting instructions from you.

Assuming the existence of a quorum, the nominees receiving the highest number of votes from stockholders who are entitled to vote will be elected as directors. The proposal to amend our 2009 Stock Incentive Plan and the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm will be approved if a majority of the shares having voting power present and voting in person or by proxy vote in favor of each such proposal. The compensation of our named executive officers will be approved, on an advisory basis, if a majority of the shares having voting power present and voting in person or by proxy vote in favor of such proposal. The frequency of future advisory votes on the compensation of our named executive officers receiving the highest number of votes cast (every one year, two years or three years) will be considered the frequency recommended by stockholders.

Abstentions, shares that are withheld as to voting with respect to nominees for director and broker non-votes will be counted for determining the existence of a quorum. Because abstentions constitute shares present and entitled to vote, they will have the effect of a vote against the proposals to amend our 2009 Stock Incentive Plan, hold an advisory vote on the compensation of our named executive officers and ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm. Abstentions will have no effect on the outcome of the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. Broker non-votes will have no effect on the outcome of the proposals to elect directors, amend our 2009 Stock Incentive Plan, hold an advisory vote on the compensation of our named executive officers, and hold an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Bylaws currently provide that the number of directors of the Company shall be determined from time to time by the stockholders or the Board and shall be not less than one and not more than nine. There are presently six directors.

The Nominating and Corporate Governance Committee evaluates the size and composition of the Board on at least an annual basis. In connection therewith, the Nominating and Corporate Governance Committee has nominated and recommends for election as directors the six nominees set forth below. Each nominee presently serves as a director. Directors shall be elected to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

A candidate for election as a director is nominated to stand for election based on his or her professional experience, recognized achievements in his or her respective fields, an ability to contribute to some aspect of our business and the willingness to make the commitment of time and effort required of a director. Each of the below-listed nominees has been identified as possessing an appropriate diversity of background and experience, good judgment, deep knowledge of our industry, strength of character, and an independent mind, as well as a reputation for integrity and high personal and professional ethics. Each nominee also brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas.

In selecting this slate of nominees for 2011, the Nominating and Corporate Governance Committee specifically considered the background, business experience and certain other information with respect to each of the nominees as set forth below and the familiarity of the nominees with our business and prospects, developed as a result of their service on our Board. The Nominating and Corporate Governance Committee believes that such familiarity will be helpful in addressing the opportunities and challenges that we face in the current business environment.

Each of the six nominees has consented to being named in this proxy statement and to serve as a director if elected. In the event that any nominee withdraws, or for any reason is unable to serve as a director, the proxies will be voted for such other person as may be designated by the Nominating and Corporate Governance Committee as a substitute nominee, but in no event will proxies be voted for more than six nominees. The Nominating and Corporate Governance Committee has no reason to believe that any nominee will not continue to be a candidate or will not serve if elected.

The following is a brief description of the background, business experience and certain other information with respect to each of the nominees for election to the Board of Directors:

Larry G. Gerdes

Mr. Gerdes (age 62) has served as our Chairman of the Board since May 2000, as a director since June 1985, as our Chief Executive Officer since May 1993 and as President from April 2005 through August 2009 and from June 1985 until December 2003. From September 2000 through December 2003, Mr. Gerdes also served as our Chief Financial Officer. In addition, Mr. Gerdes served as our Secretary between September 2000 and May 2001. From 1991 to 1993, Mr. Gerdes was a private investor and from May 1992 until January 1995, Mr. Gerdes was the Chairman of the Board of Directors of Bottomley and Associates, which merged with us in 1995. Prior to 1991, Mr. Gerdes held various executive positions with HBO & Company, a healthcare information technology company, including Chief Financial Officer and Executive Vice President.

Mr. Gerdes serves as a member of the Board of Directors, Chairman of the Finance Committee and member of the Audit, Compensation and Governance Committees of the CME Group Inc. (NYSE, NASDAQ: CME), a futures and future-options exchange. Mr. Gerdes also serves on the Board of Directors of Access Plans, Inc., a provider of consumer discount membership plans (OTC: ALHC.OB). Mr. Gerdes serves on the Board of Directors of the J. Kyle Braid Leadership Foundation, The Tommy Nobis Center and SoloHealth, Inc. and he is a member of the Dean’s Advisory Council for the Kelley School of Business at Indiana University and a Trustee at Monmouth College in Monmouth, Illinois.

As an executive officer of the Company since 1993, Mr. Gerdes brings to the Board deep institutional knowledge and perspective regarding our strengths, challenges and opportunities. He possesses extensive public company and healthcare services industry experience.

Joseph G. Bleser	Mr. Bleser (age 65) has served as a director of the Company since February 2007. He has been the Managing Member of J Bleser, LLC, a financial consulting firm, since July 1998. Mr. Bleser served as our Chief Financial Officer, Treasurer and Secretary from January 2004 through April 2005. Prior to July 1998, Mr. Bleser had over fifteen years experience as chief financial officer and holding other financial executive positions in three separate publicly-traded companies and ten years of experience in public accounting with Arthur Andersen LLC, an international public accounting firm. Mr. Bleser serves on the Board of Directors of MiMedx Group, Inc. (OTCBB: MDXG.OB) and serves on its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Bleser also served on the Board of Directors and as Chairman of the Audit Committee of the publicly-traded company Matria Healthcare, Inc., a health enhancement company that provided disease and maternity management programs and informatics to health plans and employers, from October 2004 through the date of its sale in May 2008. Mr. Bleser is a Certified Public Accountant.

As a former executive of the Company, and as a financial consultant serving primarily clients in the healthcare services and healthcare technology industries, Mr. Bleser brings significant industry knowledge, particularly from a financial perspective, to the Board.

Joseph P. Clayton

Mr. Clayton (age 61) has served as a director of the Company since May 2000. Mr. Clayton served as Chairman of the Board of Directors of Sirius Satellite Radio (“Sirius”), a satellite radio broadcaster, from November 2004 to July 2008 and served as the President and Chief Executive Officer of Sirius between November 2001 and November 2004. Prior to joining Sirius, Mr. Clayton was President of North American Operations of Global Crossing Ltd. (“Global”), a global provider of integrated internet, data, voice and conferencing services, from September 1999 to November 2001. In January 2002, Global filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. From 1997 to 1999, Mr. Clayton was the

President and Chief Executive Officer of Frontier Corporation (“Frontier”), a provider of telecommunication services that was purchased by Global in 1999. Prior to joining Frontier, Mr. Clayton served as Executive Vice President of Marketing and Sales for the Americas and Asia for Thomson, a consumer electronics company, from 1992 through 1996. Mr. Clayton has served on the board of directors and audit, compensation and governance committees of EchoStar Corporation (NASDAQ:SATS) since 2008. Mr. Clayton serves on the Dean’s Advisory Board of the Indiana University Kelley School of Business and as a Trustee of Bellarmine University, Louisville, Kentucky.

Mr. Clayton brings to Board a long history of executive management experience in many economic and business climates. He also has extensive experience with regard to corporate governance and financial oversight from his experience serving on public company boards and audit committees.

James D. Edwards	Mr. Edwards (age 67) has served as a director of the Company since July 2003. Mr. Edwards retired in 2002 from the position of Managing Partner—Global Market Organization of Arthur Andersen LLC, an international public accounting firm, where he was employed for 38 years. Mr. Edwards serves as a member of: (i) the Board of Directors and Chairman of the Audit Committee of Crawford & Company (NYSE: CRD-A and CRD-B), a global provider of claims management solutions to insurance companies and self-insured entities; (ii) the Board of Directors of Huron Consulting Group Inc. (NASDAQ: HURN), a provider of financial and operational consulting services; and (iii) the Board of Directors of Cousins Properties Incorporated (NYSE: CUZ), a real estate investment trust. Mr. Edwards also served on the Board of Directors and as Chairman of the Audit Committee of the publicly-traded company IMS Health Incorporated, a global provider of pharmaceutical market intelligence from 2003 until the company was sold in February 2010. Mr. Edwards is a member of the American Institute of Certified Public Accountants.

Mr. Edwards brings to the Board significant public company experience, drawn from his experience serving on boards and audit committees of numerous public companies. Mr. Edwards also brings deep experience in public accounting. Mr. Edwards was a practicing certified public accountant for 38 years and served numerous large and complex public companies.

Walter S. Huff, Jr.	Mr. Huff (age 76) has served as a director of the Company since October 1993. Mr. Huff was a founder of HBO & Company and served as its Chairman from 1974 until 1990 and Chief Executive Officer from 1974 to 1984 and from 1986 until 1989. Since 1990, Mr. Huff has been a private investor.

Mr. Huff brings extensive and relevant experience in the healthcare industry to the Board. As a founder of HBO & Company, Mr. Huff also brings strong leadership, entrepreneurial and business building and development skills and experience to the Board. Mr. Huff has a deep knowledge of the application of technology and services to the healthcare industry.

Charles E. Thoele	Mr. Thoele (age 75) has served as a director of the Company since October 1993. Mr. Thoele serves as a Director of Mercy Health System, St. Louis, a system of 25 hospitals and physician clinics in five states. Mr. Thoele was Chief Operating Officer of Mercy Health System prior to retirement. Mr. Thoele also serves as a Director of St. Anthony’s Health System, Alton, Illinois. Mr. Thoele previously served as a Director of HBO & Company; Chairman of the Board of FMOL Health System; Chairman of the Board/Chief Executive Officer of St. John Mercy Health System, and Chairman of the Board of the Catholic Health Association of the United States.

Mr. Thoele’s 40 plus years of experience as a chief executive and director of healthcare providers and hospital associations gives him particularly keen insight with respect to our business and customers.

There are no family relationships among any of our directors and officers.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the nominees listed above.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO 2009 STOCK INCENTIVE PLAN

The Compensation Committee and the Board have unanimously approved and adopted an amendment to the Transcend Services, Inc. 2009 Stock Incentive Plan (the “Plan”). The Plan was initially adopted by the Board and our stockholders effective February 26, 2009. Following recommendation by the Compensation Committee, the Board has approved the amendment of the Plan to (a) increase (i) the maximum number of shares of our common stock authorized for issuance under the Plan by 500,000 shares from 400,000 to 900,000 shares; and (ii) the maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options by 500,000 shares (in each case, subject to adjustment for anti-dilution purposes as provided in the Plan); and (b) provide that stockholder approval is required for the Administrator (as defined below) to reprice awards under the Plan. The maximum number of shares that may be issued pursuant to incentive stock options described in (a)(ii), above, is subject to the overall plan limitation described in (a)(i), above. The proposed amendments described above, which are referred to in this discussion collectively as the “Proposed Amendments,” are subject to stockholder approval at the Annual Meeting. See “Proposed Amendments,” below.

The discussion that follows is qualified in its entirety by reference to the Plan, as proposed to be amended, a copy of which is attached to this proxy statement as Appendix A. Stockholders should refer to the Plan, as proposed to be amended, for more complete and detailed information about the Plan. An electronic copy of the Plan is available as an appendix to the electronic version of this proxy statement on the SEC’s website at www.sec.gov.

Background Regarding Proposed Amendments and Our Equity Grant Practices

Approval of the Proposed Amendments will facilitate the attraction, retention and motivation of talented employees critical to our success.

The Board believes that our employee equity compensation program, as implemented under the Plan, allows us to attract and retain employees capable of achieving consistently superior business results. The Board also believes that the Plan effectively aligns the interests of the Plan participants with those of our stockholders by linking a portion of their compensation directly to increases in stockholder value. We have a long history of linking pay to our long-term stock performance for a broad group of employees, not just executives. Approval of the Proposed Amendments should provide us with the flexibility we need to continue to use equity compensation to attract, retain and motivate a large group of talented employees who are important to our long-term growth and success.

Approval of the Proposed Amendments will allow us to follow equity compensation “best practices,” including the efficient use of equity awards.

Our equity award practices and the Plan include a number of provisions that the Board believes are consistent with the interests of stockholders and sound corporate governance practices:

•

Limitation on Shares Issued. Assuming the passage of the Proposed Amendments, no more than 900,000 total shares of common stock will be authorized for issuance under the Plan, plus shares which were available for issuance under prior stock plans at the time the Plan became effective and shares subject to awards which were forfeited under prior stock plans (and further subject to adjustment for anti-dilution purposes). See “Summary of the Plan—Current Share Limitations,” below.

•

No Annual “Evergreen” Provision. The Plan requires approval of any additional authorization of shares, rather than permitting an annual “replenishment” of shares under a plan “evergreen” provision. Stockholders thus must approve any additional increases in authorized shares under the Plan.

•

No Stock Option or Stock Appreciation Right Repricings Without Stockholder Approval. If the Proposed Amendments are approved by our stockholders, the Plan will prohibit the exercise price of any stock option or base price of any stock appreciation right from being reduced without stockholder approval (except for anti-dilution adjustments made under the Plan).

•

Vesting and Award Practices. Historically, equity awards under the Plan have consisted of stock options and restricted stock awards. Stock options generally have a 10-year term and vest over a four year period. The restricted stock awards granted to date are performance-based and generally vest over four years. We believe that our vesting and award practices are responsible and further our incentive and retention objectives.

•

Efficient Use of Equity and Low Burn Rate. We are committed to the efficient use of equity awards and are mindful of ensuring that our equity compensation program does not overly dilute our existing stockholders. Our average burn rate for the last three years is 2.8%. Burn rate is defined as the sum of options granted and options assumed divided by total shares outstanding. It is a measure of the potential dilutive effect of new stock option grants.

Summary of the Plan

Purpose and Eligibility. The purpose of the Plan is to promote our interests by attracting and retaining certain employees, directors and consultants or advisors. The Plan is intended to provide such participants an incentive to work to increase the value of the common stock and a stake in our future that corresponds to the stake of each of our stockholders by providing the opportunity to purchase or receive shares of common stock or to receive compensation that is based upon appreciation in value of the common stock.

All of our employees, our affiliates and our subsidiaries and Board members are eligible to be granted awards under the Plan if selected to participate. Certain individual consultants, advisors and independent contractors who render services to the Company are also eligible to participate in the Plan. Participants in the Plan are selected by the Board, unless that authority is delegated to a committee appointed by the Board. At this time, approximately 2,800 employees and five non-employee directors are eligible to participate in the Plan. At this time, no consultants or advisors are participating in the Plan.

Current Share Limitations. Subject to adjustments as provided in the Plan, the maximum number of shares that currently may be issued pursuant to awards granted under the Plan may not exceed the sum of: (a) 400,000, plus (b) all shares reserved for issuance under our 2001, 2003, 2005 and 2007 Stock Incentive Plans (the “Prior Plans”), which are not subject to any outstanding awards under the Prior Plans or which were subject to outstanding awards under the Prior Plans which have been cancelled or expired, up to a maximum of 918,691 shares.

In addition, certain award limitations apply under the Plan. Specifically, under current Plan terms, the maximum total number of shares that may be issued pursuant to the exercise of incentive stock options is the same as the maximum total number of shares that may be issued pursuant to awards under the Plan. In addition, no participant may be granted awards covering an aggregate number of shares in excess of 100,000 in any calendar year, and any shares subject to an award which again become available for use under the Plan after the cancellation, expiration or exchange of such award will continue to be counted in applying this calendar year participant limitation.

The number of shares reserved for issuance under the Plan and the terms of awards may be adjusted in the event of any change in our capitalization, including but not limited to such changes as stock dividends or stock splits. On April 4, 2011, the closing sales price of our common stock as reported on the NASDAQ Global Select Market was $24.03 per share.

Duration of the Plan. The Plan expires on the first to occur of the following: (a) the 10th anniversary of the date the Plan was adopted by the Board (February 26, 2009), or the 10th anniversary of the date of any subsequent amendment to the Plan if such amendment required stockholder approval and such approval was obtained, in which event the Plan will continue in effect until all outstanding awards have been exercised in full or are no longer exercisable; or (b) the date on which all of the shares reserved under of the Plan have been issued or no longer are available for use under the Plan. Notwithstanding the foregoing, the Plan will continue in effect until all outstanding awards have vested or been exercised in full or are no longer exercisable.

Administration; Amendment and Termination. The Plan is administered by the Board, unless the Board elects to designate its authority to (a) a committee appointed by the Board consisting of not less than one director or (b) one or more other persons to whom the powers of the Board may be delegated under applicable law (provided that certain award grants may only be delegated to committees comprised of independent directors). The Board or its delegate is referred to in this discussion collectively as the “Administrator.” The Compensation Committee of the Board has been delegated responsibility for (i) reviewing the Company's equity-based plans and recommending changes in such plans to the Board as needed; (ii) assisting the full Board with respect to the administration of the Company's equity-based plans; and (iii) evaluating and recommending awards under the plans to the full Board for Board action. The Administrator, acting in its absolute discretion, will exercise all such powers and take all such action as it deems necessary or desirable to carry out the purposes of the Plan, including the power to select eligible recipients to participate in the Plan, determine the sizes, types, terms and conditions of awards, construe and interpret the Plan and any agreement or instrument entered into under the Plan, establish, amend or waive rules and regulations for the Plan’s administration, amend the terms and conditions of any outstanding awards as allowed under the Plan and such awards and make all other determinations necessary or advisable for administration of the Plan. The Administrator’s actions are binding on us, on each eligible participant and on each other person directly or indirectly affected by such actions.

The Plan may be amended by the Administrator from time to time; provided, however, that stockholder approval is required for any amendment (a) to increase the number of shares reserved, except for anti-dilution adjustments; (b) to extend the maximum life of the Plan or the maximum exercise period; (c) to decrease the minimum exercise price; or (d) to change the designation of individuals eligible for awards. Stockholder approval of other material amendments (such as an expansion of the types of awards available under the Plan, an extension of the term of the Plan, a change to the method of determining the exercise price of options issued under the Plan or a change to the repricing provisions) may also be required pursuant to stock exchange listing rules. The Administrator also may suspend the granting of awards under the Plan at any time and may terminate this Plan at any time. The Administrator may modify, amend or cancel any award after it has been granted if (i) the modification, amendment or cancellation does not diminish the rights or benefits of the recipient under the award (except for a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to an award); (ii) the participant consents in writing to such modification, amendment or cancellation; (iii) there is a dissolution or liquidation of the Company; (iv) the Plan and/or the award agreement expressly provides for such modification, amendment or cancellation; or (v) we would otherwise have the right to make such modification, amendment or cancellation by applicable law.

Awards. The Plan provides for the grant of awards in the following forms: (a) incentive stock options (“ISOs”); (b) non-qualified stock options (“NQSOs”); (c) restricted stock awards (“RSAs”); (d) restricted stock units (“RSUs”); and (e) stock appreciation rights (“SARs”) (collectively referred to hereafter as “awards”). The grant date for each award is the date on which the Administrator acts to grant the award or such other date as may be established by the Administrator in accordance with applicable laws. A summary of the material terms of each type of award is provided below.

Options. The Plan authorizes the grant of both ISOs and NQSOs. ISOs may only be granted to employees of the Company or a related corporation, while NQSOs may be granted to any eligible participant. Each option granted under the Plan will vest and be exercisable as set forth in the applicable award agreement, but in no event later than 10 years after the grant date (or five years with respect to ISOs granted to a 10% stockholder). The exercise price of an ISO may not be less than the fair market value per share of the common stock on the date of grant (or 110% of the fair market per share of the common stock for 10% stockholders). The exercise price of an NQSO generally may not be less than (a) the minimum price required by state law; (b) the minimum price required by our governing instrument; or (c) $0.01, whichever is greater. In the last five years, we have not granted any NQSOs with an exercise price below 100% of the fair market value per share of the common stock on the grant date and currently have no intention to grant any such “discount options,” although we reserve the right to do so if appropriate in special circumstances. The exercise price may be paid in cash or (unless the award agreement provides otherwise) by share delivery (including a “net share” exercise), or a combination thereof. In addition (unless the award agreement provides otherwise), payment may be made by cashless exercise. Any option not exercised before expiration of the option term will terminate. An award agreement may provide for the exercise of an option after the employment of an employee has terminated for any reason, including death or disability. Currently, the Plan provides that the Administrator may reprice options (including lowering the exercise price or exchanging an outstanding option for another option with a lower exercise price, a restricted stock award or other equity in the Company) without stockholder approval. This provision is proposed to be amended, as described below under “Proposed Amendments.”

Stock Appreciation Rights. Under the terms of the Plan, SARs may be granted alone or in connection with a previously or contemporaneously granted option. The exercise price of an SAR must be no less than the exercise price of the related option, or in the case of a stand-alone SAR, 85% of the fair market value of the common stock on the grant date. In the last five years, we have not granted any SARs with an exercise price below 100% of the fair market value per share of the common stock on the grant date and currently have no intention to grant any such “discount SARs,” although we reserve the right to do so if appropriate in special circumstances. Upon exercise of an SAR, the participant will receive a payment in cash or shares of common stock representing the excess of the fair market value of the shares at the time of exercise price over the SAR exercise price. Each SAR will vest and become exercisable as set forth in the award agreement.

Restricted Awards. Restricted awards may be in the form of RSAs and RSUs. RSUs entitle the participant to receive shares of common stock at a future time upon terms set forth in the award agreement. Restricted awards may have restrictions which lapse based upon service of a Plan participant or based upon the attainment of performance goals. Unless otherwise specified in the award agreement, holders of RSAs are entitled to vote and receive dividends during the periods of restriction, but holders of RSUs are not entitled to vote or receive dividends until they become owners of the shares pursuant to their RSUs.

Change of Control. Unless otherwise provided in an award agreement, if a change of control occurs (as defined by the Plan), and the agreements effectuating the change of control do not provide for the assumption or substitution of all awards, the Administrator generally may take any or all of the following actions effective as of the date of the change of control: (a) accelerate the vesting and exercisability of any such award; (b) unilaterally cancel any such award which has not vested and/or which has not become exercisable as of the exercise date; (c) unilaterally cancel any such award in exchange for whole and/or fractional shares of common stock or cash equal in value to the excess of the fair market value of the shares of common stock that could be purchased subject to such award over the exercise price for such shares; (d) unilaterally cancel such award but only if the fair market value of the shares that could be purchased subject to such option or RSU does not exceed the aggregate exercise price for such shares or if the fair market value of the shares that could be purchased subject to such SAR is zero; or (e) unilaterally cancel an option or SAR after providing the holder of such option or SAR with an opportunity to exercise the award to the extent vested and/or exercisable within a specified period prior to the date of the change of control. With respect to other awards (including RSAs), if a change of control occurs, then except to the extent otherwise provided in the award agreement, the award will be governed by applicable law and the documents effectuating the change in control.

Transferability. An ISO is not transferable other than by will or the laws of descent and distribution. NQSOs and SARs are not transferable other than by will or the laws of descent and distribution; provided that an NQSO or SAR may also be transferred as a bona fide gift (a) to the participant’s spouse or certain family members; (b) to a trust for the benefit of certain family members; or (c) to a partnership of which the only partners are family members. In the event of such transfer, the transferee will be subject to the provisions of the Plan, the award agreement and any other agreements with respect to the award. RSAs are generally not transferable except by will or by the laws or descent and distribution; provided that (unless the award agreement provides otherwise) an RSA may be transferred at any time provided that the transferee is bound by the terms of the award agreement, and the RSA will become freely transferable following the lapse of all restrictions on transferability of the RSA. Except as otherwise provided in an award agreement, RSUs may only be transferred by will or by the laws of descent and distribution.

Proposed Amendments

Increase in Share Limitations. As noted above, the Compensation Committee and the Board have approved the amendment of the Plan to increase the maximum number of shares issuable under the plan by 500,000 shares, which amendment would also increase the maximum number of shares that may be issued pursuant to the exercise of incentive stock options by 500,000 shares. If this amendment is approved, the maximum number of shares issuable under the Plan may not exceed the sum of (a) 900,000, plus (b) all shares reserved for issuance under the Prior Plans, which are not subject to any outstanding awards under the Prior Plans or which were subject to outstanding awards under the Prior Plans which have been cancelled or expired, up to a maximum of 918,691 shares. In addition, because the Plan provides that the maximum number of shares that may be issued pursuant to the exercise of ISOs is the same as the maximum total number of shares that may be issued pursuant to awards under the Plan, the proposed share increase will increase the maximum number of shares that may be issued pursuant to the exercise of ISOs by 500,000 shares. Both of these share limitations are subject to adjustment for anti-dilution purposes as provided in the Plan.

As of March 31, 2011, 808,306 shares were subject to outstanding option awards granted under the Plan and the Prior Plans, and 171,424 shares remained available for issuance. The Board believes that an increase in the number of shares authorized to be issued under the Plan is necessary in order to continue the purposes of the Plan and provide competitive incentives for eligible participants. The Board and the Compensation Committee believe that substantial equity ownership encourages management to take actions favorable to the long-term interests of the Company and its stockholders. The Board believes that the Proposed Amendments will allow us to continue the use of equity compensation as a component of a competitive, but measured, overall compensation program. The Board also believes that the Proposed Amendments strike an appropriate balance between flexibility in designing incentive compensation arrangements, and limiting dilutive concerns.

The table below shows the potential dilution from equity awards as of March 31, 2011:

Dilution Analysis
Shares outstanding March 31, 2011	10,634,643
Options outstanding March 31, 2011	808,306
As a percentage of shares outstanding	7.6%
Options outstanding plus shares available for grant at March 31, 2011	979,730
As a percentage of shares outstanding	9.2%

Dilution Analysis with Additional Shares
Options outstanding plus shares available for grant at March 31, 2011 plus additional shares	1,479,730
As a percentage of shares outstanding	13.9%

We believe that potential dilution from equity awards should generally fall within the 10% – 15% range in order to balance the impact of potential dilution with the benefits of director, officer and employee alignment with shareholder interests.

Repricing Provision. As noted above, the Plan currently provides that the Administrator may reprice options (including lowering the exercise price or exchanging an outstanding option for another option with a lower exercise price, a restricted stock award or other equity in the Company) without stockholder approval. Because the Compensation Committee and the Board believe that stockholder approval should be required prior to a repricing, the Board has proposed to amend the Plan to provide that, except for anti-dilution adjustments, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs at a time when the exercise price of the option or SAR, as the case may be, is less than the fair market value of the common stock, in exchange for cash, other awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs (as the case may be), without stockholder approval. The Company has never repriced options.

Certain Federal Income Tax Consequences

The following summary generally describes the principal U.S. federal (and not foreign, state or local) income tax consequences of awards granted under the Plan as of the date of this proxy statement. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or to us. The provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and related regulations concerning these matters are complicated and their impact in any one case may depend upon the particular circumstances.

Incentive Stock Options. ISOs granted under the Plan are intended to qualify as incentive stock options under Code Section 422. Pursuant to Code Section 422, the grant and exercise of an ISO generally will not result in taxable income to the participant (with the possible exception of alternative minimum tax liability) if the participant does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the participant has continuously been our employee from the date of grant to three months before the date of exercise (or 12 months in the event of death or disability). However, the excess of the fair market value of the shares received upon exercise of the ISO over the exercise price for such shares generally will constitute an item of adjustment in computing the participant’s alternative minimum taxable income for the year of exercise. Thus, certain participants may increase their federal income tax liability as a result of the exercise of an ISO under the alternative minimum tax rules of the Code.

We generally will not be entitled to a deduction for income tax purposes in connection with the exercise of an ISO. Upon the disposition of shares acquired upon exercise of an ISO, the participant will be taxed on the amount by which the amount realized upon such disposition exceeds the exercise price.

If the holding period requirements for ISO treatment described above are not met, the participant will be taxed as if he received compensation in the year of the disposition. The participant must treat gain realized in the premature disposition as ordinary income to the extent of the lesser of: (a) the fair market value of the stock on the date of exercise minus the exercise price or (b) the amount realized on disposition of the stock minus the exercise price. Any gain in excess of these amounts may be treated as capital gain. We generally are entitled to deduct, as compensation paid, the amount of ordinary income realized by the participant.

Pursuant to the Code and the terms of the Plan, in no event can there first become exercisable by a participant in any one calendar year ISOs granted by the Company with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. No ISO may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than 10% of the total combined voting power of all classes of our stock, unless the exercise price is equal to or exceeds 110% of the fair market value of the stock and the option period does not exceed five years.

Non-qualified Stock Options. If a participant receives an NQSO, the difference between the fair market value of the stock on the date of exercise and the exercise price generally will constitute taxable ordinary income to the participant on the date of exercise. We generally will be entitled to a deduction in the same year in an amount equal to the income taxable to the participant. The participant’s basis in shares of common stock acquired upon exercise of an option will equal the exercise price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the participant will be taxed as a capital gain or loss to the participant, and will be long-term capital gain or loss if the participant has held the stock for more than one year at the time of sale.

Stock Appreciation Rights. For federal income tax purposes, the grant of an SAR generally will not result in taxable income to a participant or a tax deduction to the Company. At the time of exercise of an SAR, a participant will forfeit the right to benefit from any future appreciation of the stock subject to the SAR. Accordingly, taxable income to the participant is deferred until the SAR is exercised. Upon exercise, the amount of cash and fair market value of shares received by the participant, less cash or other consideration paid (if any), is taxed to the participant as ordinary income and we will receive a corresponding income tax deduction to the extent the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax withholding.

Restricted Stock Awards. Similar to SARs, RSAs will not result in taxable income to the participant or a tax deduction to the Company for federal income tax purposes, unless the restrictions on the stock do not present a substantial risk of forfeiture or the award is transferable, as defined under Code Section 83. In the year that the RSA is no longer subject to a substantial risk of forfeiture, or the award is transferable, the fair market value of such shares at such date and any cash amount awarded, less cash or other consideration paid (if any), will be included in the participant’s ordinary income as compensation, except that, in the case of a RSA issued at the beginning of the restriction period, the participant may elect to include in his or her ordinary income as compensation at the time the RSA is awarded, the fair market value of such shares at such time, less any amount paid for the shares. We will be entitled to a corresponding income tax deduction to the extent that the amount represents reasonable compensation and an ordinary and necessary business expense, subject to any required income tax reporting.

Restricted Stock Units. The federal income tax consequences of the award of RSUs will depend on the conditions of the award. Generally, the grant of RSUs does not result in taxable income to the participant or a tax deduction to the Company. However, the participant will recognize ordinary compensation income at settlement of the RSU equal to any cash and the fair market value of any common stock received (determined as of the date that the award is not subject to a substantial risk of forfeiture or is transferable). We generally are entitled to a deduction upon the participant’s recognition of income in an amount equal to the ordinary income recognized by the participant.

Code Section 409A. Awards granted under the Plan may be subject to Code Section 409A and related regulations and other guidance. Code Section 409A imposes certain requirements on compensation that is deemed under Code Section 409A to involve deferred compensation. If Code Section 409A applies to the Plan or any award, and the Plan and award do not, when considered together, satisfy the requirements of Code Section 409A during a taxable year, the participant will have ordinary income in the year of non-compliance in the amount of all deferrals subject to Code Section 409A to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20% on all amounts includable in income and may also be subject to interest charges under Code Section 409A. Subject to Code Section 162(m) and certain reporting requirements, we will be entitled to an income tax deduction with respect to the amount of compensation includable as income to the participant. We do not undertake to have any responsibility to take, or to refrain from taking, any actions in order to achieve a certain tax result for any participant.

Performance-based Compensation—Section 162(m) Requirements. The Plan is structured to comply with the requirements imposed by Code Section 162(m) and related regulations in order to preserve, to the extent practicable, our tax deduction for awards made under the Plan to covered employees. Code Section 162(m) generally denies an employer a deduction for compensation paid to covered employees of a publicly held corporation in excess of $1,000,000 per covered employee unless the compensation is exempt from the $1,000,000 limitation because it is performance-based compensation.

Plan Benefits

The selection of individuals who will receive awards under the Plan if Proposal Two is approved by the stockholders, and the amount of any such awards, is not yet determinable due to vesting, performance and other requirements. Therefore, it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees in fiscal year 2011. However, the number of shares of common stock subject to awards granted in fiscal year 2010 to each of our named executive officers is set forth below under the headings “Executive Compensation—Summary Compensation Table” and “Executive Compensation—2010 Grants of Plan-Based Awards.”

In addition, the number of shares of common stock subject to options and RSAs granted under the Plan as of the date of this proxy statement by each of our named executive officers, each of our director nominees, all current executive officers as a group, all employees as a group and all directors as a group are as follows:

	Options	Restricted Stock
Larry G. Gerdes	170,000	12,500
Susan McGrogan	115,000	37,000
Lance Cornell	140,000	26,000
E. Leo Cooper (1)	—	—
Joseph G. Bleser	30,000	—
Joseph P. Clayton	30,000	—
James D. Edwards	20,000	—
Walter S. Huff, Jr.	35,000	—
Charles E. Thoele	35,000	—
Current Directors as a group	150,000	—
Current Executive Officers as a group	425,000	75,500
All employees other than Executive Officers	233,306	6,000

(1)	Mr. Cooper resigned as our Executive Vice President of Sales and Marketing effective June 30, 2010. Mr. Cooper’s employment with the Company terminated on December 31, 2010, and he forfeited all options and restricted stock owned by him on such date.

The Board of Directors unanimously recommends a vote FOR approval of the Proposed Amendments to the Transcend Services, Inc. 2009 Stock Incentive Plan.

PROPOSAL THREE

ADVISORY VOTE

ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are providing our stockholders with an advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement, as required by Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”). Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Prior to casting your vote on this proposal, we encourage you to read the “Compensation Discussion and Analysis” section of this proxy statement (beginning on page 28) for a detailed discussion of our executive compensation program and our compensation policies and practices. We also encourage you to read the application of our compensation philosophy to the compensation provided to each named executive officer as reflected in the discussion and tables in the “Executive Compensation” section of this proxy statement (beginning on page 35). This advisory vote is not intended to be limited or specific to any particular element of compensation, but rather to cover the overall compensation of our named executive officers and the compensation policies and practices described in this proxy statement.

Why You Should Approve the Compensation of our Named Executive Officers

Our compensation philosophy is designed to attract and retain executive talent and emphasize pay for performance, including the creation of stockholder value. The Compensation Committee has overseen the development of a compensation program also designed to achieve our strategic and financial goals. The Compensation Discussion and Analysis and the tabular disclosures regarding named executive officer compensation, together with the accompanying narrative disclosure, illustrates the trends in compensation and application of our compensation philosophies and practices for the years presented. We believe our compensation programs and policies are appropriate and effective in implementing our compensation philosophy and in achieving our goals, and that they are aligned with stockholder interests and are worthy of stockholder support. You are being asked to vote on the following non-binding advisory resolution:

“RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis section and in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

Effect of Resolution

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee and the Board will take the outcome of the vote into account when considering future executive compensation arrangements.

You may vote “FOR”, “AGAINST” or “ABSTAIN” on this proposal. If a broker or other nominee holds your shares in its name on your behalf, the broker or nominee is not permitted to vote your shares on this proposal in the absence of voting instructions from you. To be approved, on an advisory basis, a majority of the shares having voting power present and voting in person or by proxy must vote “FOR” this proposal. Because abstentions constitute shares present and entitled to vote, they will have the effect of a vote against this proposal. Because broker non-votes are not considered present and entitled to vote for purposes of this proposal, they will not be counted as a vote cast and will have no effect on the outcome of this proposal.

Recommendation of the Board

The Board believes that our executive compensation program aligns our incentive compensation with the long-term interests of our stockholders. Our program is guided by the philosophy that total executive compensation should vary based on achievement of goals and objectives, both individual and corporate, and should be focused on long-term strategies to build shareholder value. The Board believes that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefitted the Company over time.

The Board of Directors unanimously recommends a vote FOR advisory approval of the compensation of the our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

PROPOSAL FOUR

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are also providing stockholders with an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. Accordingly, we are providing our stockholders with the opportunity to advise the Board as to whether we should conduct an advisory vote on the compensation of our named executive officers every one year, every two years or every three years. The Board expects that it will adopt the frequency receiving the highest number of votes. Stockholders may also abstain from voting on this item.

Effect of Resolution

Because your vote is advisory, it will not be binding upon the Board. However, the Board and the Compensation Committee will take into account the outcome of the vote when determining which frequency it will adopt.

You may vote to have the advisory vote held every “1 YEAR”, “2 YEARS” or “3 YEARS”, or you may “ABSTAIN.” You are not voting to approve or disapprove the Board’s recommendation. If a broker or other nominee holds your shares in its name on your behalf, the broker or nominee is not permitted to vote your shares on this proposal in the absence of voting instructions from you. The frequency receiving the highest number of votes cast will be considered the frequency recommended by our stockholders. Abstentions and broker non-votes will not affect the outcome of voting on this proposal.

Recommendation of the Board

After discussion, the Board has concluded that an advisory vote every one year on executive compensation would be the most suitable for us based on a number of considerations, including the following:

•	Our compensation program is designed to induce and reward performance annually, and the Board believes that a stockholder vote on executive compensation should occur over a similar time frame; and

•

Many large shareholders rely on proxy advisory firms for vote recommendations. We believe that an annual vote on executive compensation is consistent with the recommendations of most proxy advisory firms.

The Board of Directors unanimously recommends a vote for a frequency of every 1 YEAR for future advisory votes on the compensation of our named executive officers.

PROPOSAL FIVE

APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Grant Thornton LLP has served as our independent registered public accounting firm since fiscal year 2008. Upon the recommendation of the Audit Committee, the Board has selected Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. See also “Audit Committee Disclosure” below.

A representative of Grant Thornton LLP will be present at the Annual Meeting and shall have the opportunity to make a statement and to respond to appropriate questions. Although ratification is not required by our bylaws or otherwise, the Board is submitting the appointment of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate governance. In the event the stockholders fail to ratify the appointment, the Audit Committee will consider whether to appoint another independent registered public accounting firm for the year ending December 31, 2011.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

ADDITIONAL INFORMATION

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Our Board of Directors has four standing committees: the Nominating and Corporate Governance Committee, the Audit Committee, the Compensation Committee, and the Special Transaction Committee. In accordance with the listing standards of The NASDAQ Stock Market LLC, the Board must consist of a majority of independent directors. The Board has determined that Messrs. Bleser, Clayton, Edwards, Huff and Thoele each satisfy the definition of “independent director” under these NASDAQ listing standards. In addition, Sidney V. Sack, who served on the Board until his term expired at the 2010 Annual Meeting of Stockholders on May 27, 2010, satisfied the definition of “independent director” under these NASDAQ listing standards. The Board performed a review to determine the independence of its members and made a subjective determination as to each of these independent directors that no transactions, relationships or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of the Company. In making these determinations, the Board reviewed the information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and its management.

Leadership Structure

Mr. Gerdes currently serves as the Chairman of the Board and as our Chief Executive Officer. The Board believes that the Chairman’s ability to preside over normal Board meeting business sessions does not limit the Board’s ability to have open exchanges of views and to address any issues the Board chooses, independently of the Chairman. In addition, much of the work of the Board is conducted through its committees. Mr. Gerdes is not a member of any of the committees of the Board.

At this time, we have determined that the unified position of Chairman and Chief Executive Officer is an appropriate leadership structure because it serves to provide open and timely communication between the Board and management. We believe that there are a number of important advantages to combining the positions of Chairman and Chief Executive Officer. The Chief Executive Officer is the director most familiar with our business and industry and is best situated to lead discussions on important matters. Combining the Chairman and CEO positions creates a firm link between management and the Board and promotes the development and implementation of corporate strategy.

Although the Board does not have a lead independent director, executive sessions of the Board are chaired by the Chairman of the Nominating and Corporate Governance Committee, currently Mr. Clayton, who has extensive management and Board experience independent of his experience on our Board. Mr. Clayton and the independent directors set their own agenda for meetings in executive sessions and may consider any topic relevant to us and our business. We believe that regular, periodic, meetings held in executive session, in the absence of management members or management directors, provide the Board an adequate opportunity to review and address issues affecting management or the Company that require an independent perspective.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board (the “Nominating and Governance Committee”), which is comprised of Messrs. Clayton (Chairman), Bleser and Edwards, was established in May 2004 for the purposes of (i) assisting the Board in identifying qualified individuals to become members of the Board of Directors; (ii) determining the composition of the Board and its committees; (iii) monitoring the process to assess the effectiveness of the Board and its committees; and (iv) developing and implementing our corporate governance guidelines. Each of Messrs. Clayton, Bleser and Edwards is independent under existing NASDAQ listing standards.

The specific responsibilities of the Nominating and Governance Committee include:

•	considering written recommendations for director nominees submitted in a timely manner to our Secretary by our stockholders;

•	reviewing all stockholder proposals submitted in a timely manner to us and recommending appropriate action on each such proposal to the Board;

•	leading the search for individuals qualified to become members of the Board and selecting director nominees to be presented for approval by our stockholders;

•	recommending to the Board individuals to fill vacancies occurring from time to time on the Board;

•	reviewing the Board’s committee structure and recommending to the Board for its approval directors to serve as members of each committee;

•	developing and recommending to the Board for its approval a set of corporate governance guidelines and monitoring compliance with such guidelines;

•

reviewing all related party transactions and actual or potential conflicts of interest involving members of the Board or management and recommending appropriate action on each such matter to the Board;

•	monitoring compliance with our existing Code of Business Conduct and Ethics Policy and considering any waiver of the provisions thereof;

•	advising the Board as a whole on corporate governance matters;

•	developing and recommending to the Board for its approval an annual self-evaluation process of the Board and its committees;

•	establishing and conducting (in conjunction with management) orientation programs for new directors; and

•	conducting or authorizing investigations regarding matters within the scope of the Committee’s functions.

The Nominating and Governance Committee will consider a candidate for director proposed by a stockholder. A candidate must be highly qualified and be both willing to serve and expressly interested in serving on the Board of Directors. A stockholder wishing to propose a candidate for the Nominating and Governance Committee’s consideration should forward the candidate’s name and information about the candidate’s qualifications to Transcend Services, Inc., One Glenlake Parkway, Suite 1325, Atlanta, Georgia, 30328, Attention: Corporate Secretary no later than December 20, 2011 if the stockholder chooses to use the process described in Rule 14a-8 of the Exchange Act, or March 4, 2012 if the stockholder submits such nomination outside the process described in Rule 14a-8 of the Exchange Act.

The Nominating and Governance Committee shall select individuals, including candidates proposed by stockholders, as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment, and who shall be most effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the long-term interests of the stockholders. We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating and Governance Committee strives to nominate directors with a variety of complementary skills so that the Board as a whole will possess the appropriate talent, skills and expertise to oversee our business.

The Nominating and Governance Committee Charter is posted in the Investors section of our website at www.transcendservices.com. The Nominating and Governance Committee held four meetings during the year ended December 31, 2010.

Audit Committee

The Audit Committee is a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act. The Audit Committee, which is comprised of Messrs. Bleser (Chairman), Huff and Thoele, oversees our accounting and reporting processes, including the internal controls related to such processes, and the audits of our financial statements. Each of Messrs. Bleser, Huff and Thoele is independent under existing NASDAQ listing standards and SEC requirements for audit committee members. The Board has examined the SEC’s definition of “audit committee financial expert” and has determined that Mr. Bleser satisfies this definition. The Audit Committee Charter is posted in the Investors section of our website at www.transcendservices.com. The Audit Committee held eight meetings during the year ended December 31, 2010. See “Report of the Audit Committee” below.

The specific responsibilities of the Audit Committee include:

•	appointing, determining funding for, retaining and overseeing the independent registered public accounting firm, which firm is ultimately accountable to the Audit Committee and the Board;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

•

obtaining annually, from the independent registered public accounting firm, the written disclosures and letters required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, actively engaging in a dialogue with the independent registered public accounting firm regarding any disclosed relationships or services that may impact objectivity and independence of the independent registered public accounting firm and taking, or recommending that the Board take, appropriate action to oversee the independence of the independent registered public accounting firm;

•

reviewing, with the independent registered public accounting firm and our financial and accounting personnel, the adequacy and effectiveness of our accounting and financial controls, and eliciting any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable;

•

reviewing with management and our outside counsel on at least a quarterly basis all pending or threatened litigation involving the Company, including any legal matters that may have a material impact on the financial statements and any material reports or inquiries received from regulators or governmental agencies;

•	preparing the report of the Audit Committee required pursuant to the rules promulgated by the SEC to be included in our annual proxy statement;

•

conducting or authorizing investigations into or studies of matters within the Audit Committee’s scope of responsibilities under the Audit Committee Charter, including but not limited to claims of fraud, as may be assigned to it by the Board from time to time; and

•	reviewing and reassessing the adequacy of the Audit Committee Charter on an annual basis and recommending any proposed changes to the Board for adoption.

Compensation Committee

The Compensation Committee, which is comprised of Messrs. Thoele (Chairman), Clayton, and Edwards, acts as administrator of our stock-based incentive plans and makes recommendations concerning the establishment of additional employee benefit plans for the employees and directors and compensation for our executive officers and directors. The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. Each member of the Compensation Committee is independent under existing NASDAQ listing standards. The Compensation Committee Charter is posted in the Investors section of our website at www.transcendservices.com. The Compensation Committee held six meetings during the year ended December 31, 2010. See “Compensation Discussion and Analysis” and “Report of the Compensation Committee” below.

The specific responsibilities of the Compensation Committee include:

•

evaluating and/or developing our compensation policies and philosophy applicable to executive officers and other employees of the Company, which shall include consideration of (a) the attraction and retention of executive officers; (b) the motivation of executive officers to achieve our business objectives; and (c) the alignment of the interests of executive officers with the long-term interests of our stockholders;

•	reviewing and recommending on an annual basis the corporate goals and objectives with respect to compensation for executive officers and other employees of the Company;

•

recommending the executive officers’ annual compensation, including salary, bonus, incentive, deferred and equity compensation, which such recommendation shall be subject to approval by the full Board, with interested members of the Board recusing themselves as appropriate;

•	reviewing and recommending to the Board changes to the compensation of outside directors;

•	reviewing and discussing with our management the Compensation Discussion and Analysis required by SEC Regulation S-K Item 402;

•

approving employment agreements, severance agreements and change in control agreements for the Chief Executive Officer and other officers, and all amendments to such agreements, in each case, when and if appropriate; and

•

evaluating its own performance, reviewing the adequacy of the Charter at least annually, and delivering a report setting forth the results of such evaluation and review, and any recommended changes, to the Board for its approval.

The Compensation Committee did not engage a compensation consultant during the year ended December 31, 2010. As further described in the Compensation Discussion and Analysis on pages 28 through 34, we purchased executive officer compensation data from a national consulting firm, but the data was not customized (except for filtering for companies of similar size and in similar industries which parameters were not developed by the consulting firm) and the consulting firm did not provide any advice or consulting services to the Company or the Compensation Committee in connection with the provision of the data.

Special Transaction Committee

The Special Transaction Committee, which is comprised of Messrs. Edwards (Chairman), Bleser, and Clayton is convened from time to time at the request of the Board to review strategic opportunities for the Company, including acquisition opportunities, and make recommendations to the Board. The Special Transaction Committee held five meetings during the year ended December 31, 2010.

Role in Risk Oversight

The Board receives an annual, in depth review of risks that may potentially affect us, as identified and presented by management, including all such risks reflected in our periodic filings. Additionally, the Board receives regular, quarterly updates on all such elements of risk. The Board may, and from time to time has, requested supplemental information and disclosure about any other specific area of interest and concern relevant to risks it believes are faced by us and our business. The Board believes our current leadership structure enhances its oversight of risk management because our Chief Executive Officer, who is ultimately responsible for our risk management process, is in the best position to discuss with the Board these key risks and management’s response to them by also serving as Chairman.

Meetings

The Board held eleven meetings during the year ended December 31, 2010. During the year ended December 31, 2010, each director attended more than 75% of the total number of meetings of the Board and committees on which he served. The independent members of the Board met in executive session at five of the eleven meetings of the Board held during the year ended December 31, 2010. Although we do not have a formal policy regarding the directors’ attendance at annual meetings, all of our directors attended the last annual meeting of stockholders that was held on May 27, 2010.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

While the Board does not have a formal process for stockholders to send communications to the Board, each member of the Board is receptive to receiving such communications from stockholders. Stockholders may send communications to the attention of any director at our office address.

CODE OF BUSINESS CONDUCT AND ETHICS POLICY

Our Board adopted a Code of Business Conduct and Ethics Policy (the “Code of Ethics”) on February 10, 2003 and reviews it at least annually. The Code of Ethics applies to all of our directors, officers and employees and must be acknowledged in writing by our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. The Code of Ethics is posted in the Investors section of our website at www.transcendservices.com.

AUDIT COMMITTEE DISCLOSURE

Grant Thornton LLP has served as our independent registered public accounting firm since fiscal year 2008. The Audit Committee and the Board recommends that the stockholders ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the aggregate fees billed to us by our independent registered public accounting firm, Grant Thornton LLP, during the fiscal years ended December 31, 2010 and 2009.

	Year Ended December 31, 2010	Year Ended December 31, 2009
Audit Fees	$416,000	$472,500
Audit-Related Fees	19,200	16,000
Tax Fees	91,500	46,400
All Other Fees	—	—

Total Fees	$526,700	$534,900

In the above table, in accordance with applicable SEC rules:

•

“Audit Fees” are fees billed for professional services rendered by the independent registered public accounting firm for the audit of our annual consolidated financial statements, review of consolidated financial statements included in our Form 10-Qs, the audit of our internal control over financial reporting and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. The 2009 fees also included fees billed for services performed by the independent registered public accounting firm in relation to the Registration Statement on Form S-3 for our follow-on common stock offering in 2009.

•

“Audit-Related Fees” are fees billed for assurance and related services performed by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements that are not reported above under “Audit Fees.” In 2010 and 2009, these fees were for services performed for the audit of our 401(k) plan.

•

“Tax Fees” are fees billed for professional services rendered by independent registered public accounting firm for tax compliance, tax advice and tax planning. In 2009, these fees were for services performed for the filing of our 2008 tax returns and estimated payments for 2009. In 2010, these fees were for services performed for the filing of our 2009 tax returns and estimated payments for 2010.

Audit Committee’s Pre-Approval Policies and Procedures

It is the policy of the Audit Committee to pre-approve all audit and permitted non-audit services proposed to be performed by our independent registered public accounting firm. The Audit Committee reviewed and pre-approved all the services performed by Grant Thornton LLP. The process for such pre-approval is typically as follows: Audit Committee pre-approval is sought at one of the Committee’s regularly scheduled meetings following the presentation of information at such meeting detailing the particular services proposed to be performed. The authority to pre-approve non-audit services may be delegated by the Audit Committee to the Chairperson of the Audit Committee, who shall present any decision to pre-approve an activity to the full Committee at the first meeting following such decision. None of the services described above were approved by the Audit Committee pursuant to the exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

The Audit Committee has reviewed the non-audit services provided by Grant Thornton LLP and has determined that the provision of such services is compatible with maintaining Grant Thornton LLP’s independence.

Report of the Audit Committee

The Audit Committee of the Board oversees our financial reporting on behalf of the Board. Management is responsible for the system of internal controls and for preparing financial statements. Our independent registered public accounting firm is responsible for expressing an opinion on the fair presentation of the financial statements in conformity with generally accepted accounting principles and the effectiveness of internal controls over financial reporting.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K.

We have discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, we have received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and have discussed with Grant Thornton LLP the auditors’ independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

The foregoing report has been furnished by the Audit Committee of the Board of Directors of Transcend Services, Inc.

Joseph G. Bleser (Chairman)

Walter S. Huff, Jr.

Charles E. Thoele

The foregoing report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 4, 2011, certain information with respect to all stockholders known to us to beneficially own more than five percent of our common stock, and information with respect to our common stock beneficially owned by each of our directors, each nominee for election as director, the named executive officers and all of our directors and executive officers as a group. Unless otherwise indicated, the address of each beneficial owner is c/o Transcend Services, Inc., One Glenlake Parkway, Suite 1325, Atlanta, GA 30328. Except as otherwise indicated, the stockholders listed in the table have sole power to vote or dispose of the common stock owned by them.

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage Beneficially Owned (1)
Larry G. Gerdes	701,894	(2)	6.50%
Susan McGrogan	358,031	(3)	3.34%
Lance Cornell	151,750	(4)	1.41%
E. Leo Cooper	—	(5)	*
Joseph G. Bleser	44,712	(6)	*
Joseph P. Clayton	32,195	(7)	*
James D. Edwards	31,666	(8)	*
Walter S. Huff, Jr.	474,416	(9)	4.45%
Charles E. Thoele	50,748	(10)	*
Royce & Associates, LLC	1,097,920	(11)	10.32%
Mackenzie Financial Corporation	783,300	(12)	7.36%
All Directors and Executive Officers as a group (9 persons)	1,845,412		16.56%

*	Represents less than 1%

(1)	Beneficial ownership is determined under SEC rules and includes sole or shared power to vote or dispose of shares of our common stock. The number and percentage of shares beneficially owned by a person or entity also include shares of common stock subject to stock options that are currently exercisable or become exercisable within 60 days of April 4, 2011 (the “Ownership Date”). However, these shares are not deemed to be outstanding for the purpose of computing the percentage of shares beneficially owned of any other person or entity.

(2)

Includes 12,500 shares of unvested restricted stock; 32,720 shares held by Mr. Gerdes’ spouse; 3,000 shares held by the Gerdes Family Partnership LP of which Mr. Gerdes is the General Partner; 1,979 shares held by an investment partnership for which Mr. Gerdes has a 1/9th interest; and 165,000 shares of common stock that may be acquired by Mr. Gerdes upon the exercise of stock options exercisable within 60 days of the Ownership Date.

(3)	Includes 37,000 shares of unvested restricted stock and 87,499 shares of common stock that may be acquired by Ms. McGrogan upon the exercise of stock options exercisable within 60 days of the Ownership Date.

(4)	Includes 26,000 shares of unvested restricted stock; 1,000 shares held by Mr. Cornell’s spouse and 120,000 shares of common stock that may be acquired by Mr. Cornell upon the exercise of stock options exercisable within 60 days of the Ownership Date.

(5)	Mr. Cooper resigned as our Executive Vice President of Sales and Marketing effective June 30, 2010.

(6)	Includes 26,666 shares of common stock that may be acquired by Mr. Bleser upon the exercise of stock options exercisable within 60 days of the Ownership Date.

(7)

Includes 2,779 shares of common stock held by an investment partnership in which Mr. Clayton has a 1/9th interest and shares voting power and 26,666 shares of common stock that may be acquired by Mr. Clayton upon the exercise of stock options exercisable within 60 days of the Ownership Date.

(8)	Includes 16,666 shares of common stock that may be acquired by Mr. Edwards upon the exercise of stock options exercisable within 60 days of the Ownership Date.

(9)	Includes 31,666 shares of common stock that may be acquired by Mr. Huff upon the exercise of stock options exercisable within 60 days of the Ownership Date.

(10)	Includes 19,082 shares of common stock held by the Charles E. Thoele Lifetime Trust and 31,666 shares of common stock that may be acquired by Mr. Thoele upon the exercise of stock options exercisable within 60 days of the Ownership Date.

(11)	Based on information set forth in a Schedule 13G/A filed with the SEC on January 25, 2011. The address of Royce & Associates, LLC is 745 Fifth Avenue, New York, NY 10151.

(12)	Based on information set forth in a Schedule 13G filed with the SEC on February 11, 2011. The address of Mackenzie Financial Corporation is 180 Queen Street West, Toronto, Ontario M5V3K1.

EXECUTIVE OFFICERS

Certain information regarding our executive officers is set forth below. Our executive officers are chosen by and serve at the discretion of the Board.

NAME	AGE	POSITION WITH THE COMPANY
Larry G. Gerdes	62	Chairman of the Board and Chief Executive Officer
Susan McGrogan	44	President and Chief Operating Officer
Lance Cornell	45	Chief Financial Officer, Chief Accounting Officer, Treasurer and Corporate Secretary

Larry G. Gerdes has served as our Chairman of the Board since May 2000, as a director since June 1985, as our Chief Executive Officer since May 1993 and as President from April 2005 through August 2009 and from 1985 until December 2003. From September 2000 through December 2003, Mr. Gerdes also served as our Chief Financial Officer. In addition, Mr. Gerdes served as our Secretary between September 2000 and May 2001. From 1991 to 1993, Mr. Gerdes was a private investor and from May 1992 until January 1995, Mr. Gerdes was the Chairman of the Board of Directors of Bottomley and Associates, which merged with us in 1995. Prior to 1991, Mr. Gerdes held various executive positions with HBO & Company, a healthcare information technology company, including Chief Financial Officer and Executive Vice President. Mr. Gerdes serves as a member of the Board of Directors, Chairman of the Finance Committee and member of the Audit, Compensation and Governance Committees of the CME Group Inc. (NYSE, NASDAQ: CME), a futures and future-options exchange. Mr. Gerdes also serves on the Board of Directors of Access Plans, Inc., a provider of consumer discount membership plans (OTC: ALHC.OB). Mr. Gerdes serves on the Board of Directors of the J. Kyle Braid Leadership Foundation, The Tommy Nobis Center and SoloHealth, Inc. and he is a member of the Dean’s Advisory Council for the Kelley School of Business at Indiana University and as a Trustee to Monmouth College in Monmouth Illinois.

Susan McGrogan has served as our President since August 2009, as our Chief Operating Officer since February 2007 and Senior Vice President of Operations between August 2006 and February 2007. Ms. McGrogan joined us in January 2005 upon our acquisition of Medical Dictation, Inc. Prior to joining us, Ms. McGrogan was President of Medical Dictation, Inc. from May 2003 to January 2005. Ms. McGrogan holds a Bachelor of Science degree from the University of Florida and a Master of Business Administration from the University of Georgia.

Lance Cornell has served as our Chief Financial Officer, Chief Accounting Officer, Treasurer and Secretary since November 2005. Prior to joining us, Mr. Cornell served as Chief Financial Officer beginning November 2000 at Facility Resources, Inc., a private facilities management outsourcing firm. From 1998 to 2000, Mr. Cornell served in Chief Financial Officer and Senior Vice President of Business Development roles at InfoCure, a publicly traded physician practice management software company, and one of its successors, VitalWorks. From 1992 to 1998, he served in several financial positions, including Vice President and Corporate Controller, at HBO & Company, a healthcare information technology company. Mr. Cornell began his career in accounting at Baxter, a global medical products and services company. He is a licensed Certified Public Accountant and holds a Bachelor of Science degree in finance from the University of Colorado.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors. The Charter is posted in the Investors section of our website at www.transcendservices.com. The Compensation Committee reviews and reassesses the adequacy of its charter on an annual basis. The Compensation Committee is responsible for reviewing and approving all compensation and awards to those of our executive officers listed in the Summary Compensation Table below, whom we refer to in this proxy statement as our “named executive officers”, which include our Chief Executive Officer, our Chief Financial Officer, our President and Chief Operating Officer and our former Executive Vice President of Sales and Marketing. The Compensation Committee also assesses our compensation policies and practices for all employees and provides input to management on whether the compensation arrangements for our executives incentivize unnecessary and excessive risk taking.

Executive Summary, Philosophy and Objectives

Our executive compensation program is designed to attract, motivate and retain qualified executives, reward outstanding performance and results and align management’s incentives with the interests of our stockholders. We believe that our executive officers should be motivated by our performance as well as their individual performance.

To accomplish these objectives, our executive compensation program includes three underlying components: base salary, short-term cash incentives and long-term equity-based incentives.

We delivered strong financial results for the year ended December 31, 2010. Revenue increased $22,543,000, or 31%, to $94,307,000 in fiscal 2010, compared to revenue of $71,764,000 in fiscal 2009. Gross profit increased $9,306,000, or 37%, to $34,627,000 in fiscal 2010 compared to $25,321,000 in fiscal 2009. Net income increased $1,761,000, or 26%, to $8,520,000 in fiscal 2010, compared to $6,759,000 in fiscal 2009. As a result of these improvements in financial performance, our short-term cash incentive payouts were broad-based across the management team and generally represented a high percentage of potential compensation, although individual performance varied depending on each participant’s unique goals. Payments to our named executive officers are described in the “Compensation Process—Short-Term Cash Incentives” section below.

During fiscal 2010, we did not make any major structural changes to our executive compensation program or compensation philosophy, except to add a discretionary “stretch” cash incentive for fiscal 2011 as further described in the “Compensation Process—Short-Term Cash Incentives” section below.

Fiscal 2011 Pay Implications

Fiscal 2011 pay implications are described under the “Compensation Process—Base Salary,” and “Compensation Process—Short-Term Cash Incentives” sections below.

Compensation Process

This section describes the process for setting executive compensation, the elements of such compensation, how these elements are determined, why we choose to pay each element and how each element relates to our overall compensation philosophy.

Base Salary

We provide our executive officers, including our named executive officers, with a base salary designed to attract and retain qualified executives and compensate them on a basis consistent with their peers in our competitor companies relative to their skills, professional status, experience and contributions. Management and the Compensation Committee review base salary levels annually and compare base salaries of our executive officers to base salaries of our competitors’ executive officers and other public companies with similar annual revenues in similar industries. We have no specific percentile or range within which we target our executive officers’ base salaries in relation to our competitors. Based on the 2009 and 2010 executive compensation survey results described below, our executive officers’ base compensation falls within either the 25th percentile or median of the ranges. We want our executive officers’ base salaries to be reasonable in relation to our peers, but not in excess of our competitors.

We used a similar process to set base salaries for our named executive officers for fiscal 2011 and 2010. During fiscal 2010 and 2009, our Chief Financial Officer, (“CFO”) conducted a survey of salaries and bonuses paid to executive officers by our publicly-traded competitors and other public companies in similar industries. The competitors surveyed during fiscal 2010 were MedQuist, Inc., MedAssets, Inc. and Nuance Communications, Inc. and the competitors surveyed during fiscal 2009 were MedQuist, Inc., Eclipsys Corporation, Spheris Inc. and Nuance Communications, Inc. For both fiscal 2010 and fiscal 2009, these competitors had revenues significantly in excess of ours, but based on industry similarities, management believed it was appropriate to compare each of these competitors’ executive compensation for the respective fiscal years. The non-competitor public companies surveyed during 2010 were Computer Programs and Systems, Inc., Medidata Solutions, Inc., Health Grades, Inc. (which ceased to be a public reporting company in October 2010) , HealthStream, Inc., Mediware Information Systems, Inc., Merge Healthcare Incorporated, NightHawk Radiology Holdings, Inc. (which ceased to be a public reporting in January 2011) and Omnicell, Inc. The non-competitor public companies surveyed during 2009 were A.D.A.M., Inc., AMICAS, Inc., Health Grades, Inc., HealthStream, Inc., MedAssets, Inc., Mediware Information Systems, Inc., Merge Healthcare Incorporated and Omnicell, Inc. In both years, these companies were chosen because they operated in similar industries and, in general, their annual revenues were similar to ours.

In 2009 and 2010, our CFO also compared our executive officers’ compensation, including base salaries, other short-term cash compensation and long-term equity-based incentives to an executive compensation survey conducted for each year by a national consulting firm. The consulting firm did not provide advice or consulting services to the Company or the Compensation Committee. The survey results were adjusted by the consulting firm using a regression analysis on the data to more closely approximate companies with annual revenue similar to ours. The consulting firm neither developed the parameters to adjust the 2010 or 2009 executive compensation survey results nor provided advice on the results of the survey. Our CFO specifically reviewed the results for “all organizations” and organizations categorized under “general business services”. There were over 900 companies included in the “all organizations” category and approximately 40 in the “general business services” category.

Our CFO then discussed the results of the survey and the internally conducted survey of other public companies with our CEO. Our CEO and CFO also reviewed internal pay equity between executive officers, taking into account such factors as individual performance against objectives and scope of responsibility. Our CEO and CFO then presented their recommendations to the Compensation Committee, along with the surveys, our CEO’s review of the performance of our executives (other than himself) and our CFO’s analysis of our financial position and our performance against stated objectives. The Compensation Committee reviewed our CEO’s and CFO’s recommendations and a five year detailed history of our executive compensation, discussed the individual performance of each of our executive officers, including our CEO, and corporate performance against stated objectives and approved the recommendations as described below. Neither the Board nor the Compensation Committee retained a compensation consultant during 2010 or 2009.

On January 5, 2010, based on the recommendations of management, the Compensation Committee approved increases in base salary to Mr. Gerdes, Ms. McGrogan and Mr. Cornell to amounts comparable to those reported in the compensation surveys. Mr. Gerdes’ base salary increased by $25,000, or 7.9%, to $340,000 from $315,000; Ms. McGrogan’s base salary increased, in part to recognize her promotion to President in 2009, by $25,000, or 10.0%, from $250,000 to $275,000; and Mr. Cornell’s base salary increased by $15,000, or 7.5%, to $215,000 from $200,000. Mr. Cooper’s base salary was not increased from his 2009 base salary of $190,000.

On December 9, 2010, based on the recommendations of management, the Compensation Committee approved an increase to Mr. Cornell’s fiscal 2011 base salary by $15,000, or approximately 7%, to $230,000 from $215,000. No other named executive officer received an increase in base salary for fiscal 2011. The Compensation Committee believes that its actions are appropriate given the survey data and total compensation packages for the named executive officers.

Short-Term Cash Incentives

We award cash incentives to executive officers, including our named executive officers, who meet short-term performance objectives that are based on a combination of corporate and individual performance. Our objective is that short-term cash incentives will represent a maximum of 50%-100% of each executive officer’s base salary. For fiscal 2010, Mr. Gerdes, Mr. Cornell and Ms. McGrogan were each eligible to receive a bonus at a target rate of 50% of base salary, with the potential to achieve 120% of the target rate (60% of base salary). These percentages remain unchanged for fiscal 2011 for these three named executive officers. In addition, for fiscal 2011, the Board may award up to $50,000 to each executive officer on a discretionary basis upon achievement of a “stretch” earnings per share goal. For fiscal 2010, the maximum short-term cash incentives potential for Mr. Cooper was $60,000 plus up to 1% of first year revenue for new sales. Mr. Cooper resigned as our Executive Vice President of Sales and Marketing effective June 30, 2010. We believe that our cash incentives are consistent with our survey data and are sufficient to attract and retain talented individuals.

Corporate performance objectives typically represent 75%-100% of total potential cash incentives for each named executive officer. The performance of each named executive officer was (for fiscal 2010) and will be (for fiscal 2011) measured against two or more of the following corporate performance objectives (except where otherwise noted):

•	customer retention;

•	sales;

•	Encore platform sales and conversions (fiscal 2011 only);

•	India cost per transcription line (fiscal 2011 only);

•	gross profit as a percentage of revenue (fiscal 2010 only);

•	EBITDA as a percent of revenue;

•	acquisitions; and

•	earnings per share.

Individual performance objectives typically represent 0%-25% of total potential cash incentives for each named executive officer. Measurement of achievement of such objectives is more subjective and discretionary than measurement of achievement of corporate performance objectives.

Corporate and individual objectives are proposed by management, approved by the Compensation Committee either late in the fourth quarter or during the first quarter of each year and given to each executive officer in writing near the beginning of the fiscal year. Each objective is weighted and typically has a threshold, target and stretch level. Below the threshold, no cash incentive payment is earned. For both fiscal 2010 and 2011, at the threshold, 50% of the target cash incentive is earned. At the target, 100% of the target cash incentive is earned. At stretch, 120% of the target cash incentive is earned. The performance by each individual (other than the CEO) against those objectives is evaluated at the end of the year by the CEO and reviewed with the Compensation Committee. The Compensation Committee evaluates the CEO’s performance against his individual objectives. Management believes cash incentives motivate our executive officers to achieve outstanding performance and help our executive officers focus their time and efforts in the areas that management believes will be most conducive to meeting its overall short-term objectives, and still provide the executive officers incentives to work on other areas that need improving outside of the objectives outlined in their goals.

For fiscal 2011, we believe that it is more likely than not that our executive officers will achieve at least one or more of their short-term performance objectives, but it is also more likely than not that they will not maximize all of their performance objectives simultaneously. The CEO and Compensation Committee typically do not use discretion in determining the level of award for performance against corporate performance objectives since performance against these objectives can be measured with specificity.

In the first quarter of 2011, short-term cash incentives for the named executive officers were paid based on the achievement of stated fiscal 2010 corporate and individual performance objectives as follows: $146,000 to Mr. Gerdes, $120,000 to Ms. McGrogan, $120,000 to Mr. Cornell and $0 to Mr. Cooper. Payouts ranged from 43% to 56% of base salary for the three named executive officers who received awards, compared to a maximum short-term cash incentives potential of 60% of each officer’s base salary. For Mr. Gerdes, the amount of short-term cash incentives was based on earnings per share, EBITDA as a percentage of revenue, sales, acquisitions and individual performance objectives. For Ms. McGrogan, the amount of short-term cash incentives was based on earnings per share, customer retention, gross profit as a percentage of revenue, sales, and individual performance objectives. For Mr. Cornell, the amount of short-term cash incentives was based on earnings per share, EBITDA as a percentage of revenue, acquisitions and individual performance objectives. In fiscal 2010, we achieved all of our corporate performance objectives except the sales goal. See the “Allocation of Compensation Elements,” section below for a discussion of how total compensation awards were allocated.

Long-Term Equity-Based Incentives

Long-term incentive compensation consists of equity-based compensation such as stock options or restricted stock awards that vest over a period of time. We believe this vesting period motivates our executive officers, including our named executive officers, to focus their efforts on our long-term goals and aligns the executive officers’ interests with our stockholders’ interests since the ultimate value of such compensation is linked directly to the price of our stock.

We rely primarily on stock options and restricted stock awards to provide long-term incentive compensation to our executive officers, including our named executive officers. Stock options typically have a ten-year term before expiration and are generally exercisable 25% per year on the grant date anniversary. Executive officers must be employed by us at the time of vesting in order for the options to vest. The exercise price of the options is based on the closing stock price on the date of grant. Our philosophy does not allow for repricing of stock options or for stock option grants made below market value on the date of grant. Vesting of the restricted stock awards is performance-based over four years. Executive officers must be employed by us at the time of vesting in order to receive the shares.

We have not set a pre-determined range of long-term incentive compensation as a percentage of total compensation for any particular performance period. Instead, long-term incentives are awarded based on a combination of all of the following factors: past individual and corporate performance, the value of cumulative long-term incentive awards and the impact of potential dilution from new awards to existing shareholders. In addition, we do not have a pre-determined calendar schedule for the award of long-term incentive compensation to our named executive officers. The Compensation Committee does not make such awards during periods in which the named executive officers have material non-public information about the Company.

In December 2010, the Compensation Committee approved the issuance of performance-based restricted stock awards of 27,000 shares to Ms. McGrogan and 18,500 shares to Mr. Cornell. Twenty-five percent of the restricted stock awards vest on March 31st of each year from 2012 through 2015 based on achievement of objective corporate performance criteria for the 2011-2014 fiscal years. The vesting of each award is not cumulative; each vesting event is independent of the others.

In March 2011, the following shares of performance based restricted stock were forfeited due to the failure to meet 2010 performance measures required for the vesting of these shares: Mr. Gerdes—6,250 shares, Ms. McGrogan—5,000 shares and Mr. Cornell—3,750 shares.

Broad-Based Benefits

We provide a broad range of employee benefits to our executive officers and full-time employees, including health, disability and life insurance, paid personal time off, paid holidays and a 401(k) retirement plan. There is no difference between the cost of and benefits provided under our broad-based benefit plans to our named executive officers compared to other full-time employees.

Allocation of Compensation Elements

For fiscal 2010, the mix of short-term cash incentives and long-term equity-based incentives was determined with consideration of the data obtained in the internal and external surveys discussed above and our performance and cash position, with the overall goal of awarding short-term cash incentives totaling a maximum of 50%-100% of each individual’s base salary. We had no pre-determined percentage of total compensation related to the award of long-term equity-based incentives. As a percentage of base salary, short-term cash incentives paid and the value of long-term equity-based awards granted in fiscal 2010 were as follows:

Name	2010 Annual Base Salary (1)	Short-Term Cash Incentive Awards (2)	Percentage of Short-Term Cash Incentive Awards to Base Salary	Long-Term Equity-Based Incentives (Restricted Stock Awards) (3)	Percentage of Long-Term Equity-Based Incentives to Base Salary	Percentage of Total Incentive Awards to Base Salary
Larry G. Gerdes	$340,000	$146,000	42.9%	$—	—	42.9%
Susan McGrogan	275,000	120,000	43.6%	435,780	158.5%	202.1%
Lance Cornell	215,000	120,000	55.8%	298,590	138.9%	194.7%
E. Leo Cooper	190,000	—	—	—	—	—

(1)	Salaries effective throughout 2010.

(2)	Short-term cash incentive awards paid on February 8, 2011 for fiscal 2010 performance.

(3)	Performance-based restricted stock granted on December 9, 2010, vesting over a four year period. The amounts in this column represent the aggregate grant date fair value of the stock awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”), and do not take into account any estimated forfeitures. Assumptions used in the calculation of the grant date fair value are set forth in Note 15 to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Employment Agreements and Severance Agreements

Our philosophy is to enter into executive officer employment contracts and retention agreements based on the particular facts and circumstances involved in the individual employment relationship. The terms of any such agreements are approved by the Compensation Committee. We do not currently have employment agreements with any of our named executive officers, and do not have any severance agreements with our named executive officers other than Mr. Cornell, who is due six months of severance in the event he is no longer the Chief Financial Officer upon a change of control of the Company.

For purposes of our agreements, we use the definition of “change of control’ as outlined in our 2009 Stock Incentive Plan. A “change of control” is defined in the 2009 Stock Incentive Plan as either of the following:

a)	any transaction or series of transactions pursuant to which the Company sells, transfers, leases, exchanges or disposes of substantially all (at least eighty-five percent (85%)) of its assets for cash or property, or for a combination of cash and property, or for other consideration; or

b)	any transaction pursuant to which persons who are not current stockholders of the Company acquire by merger, consolidation, reorganization, division or other business combination or transaction, or by a purchase of an interest in the Company, an interest in the Company so that after such transaction, the stockholders of the Company immediately prior to such transaction no longer have a controlling (fifty percent (50%) or more) voting interest in the Company.

In the event of a change of control, and if the agreement effectuating the change of control does not provide for the assumption or substitution of all of our outstanding options, with respect to any stock options awarded under the stock incentive plans, the Compensation Committee, in its sole discretion, may take any or all of the following actions: (i) accelerate the vesting and/or exercisability of any such option, (ii) cancel any such option that is not vested and/or which has not become exercisable as of the date of the change of control, (iii) cancel any such option in exchange for cash or property, (iv) provide the holder with an opportunity to exercise the option prior to the effective date of the effective date of the change of control, or (v) cancel any such option and notify the holder if the fair market value of the shares that could be purchased under the options does not exceed the aggregate exercise price of the options. In the case of restricted stock awards, in the event of a change of control, with respect to any awards issued under the stock incentive plans, the Compensation Committee, in its sole discretion, may, take any or all of the following actions: (i) accelerate the vesting and/or exercisability of any such award, (ii) cancel any such award that is not vested and/or which has not become exercisable as of the date of the change of control, (iii) cancel any such award in exchange for cash or property, (iv) provide the holder with an opportunity to exercise the award prior to the effective date of the effective date of the change of control, or (v) cancel any such award and notify the holder if the fair market value of the shares that could be purchased under the award does not exceed the aggregate exercise price of the award.

If a change of control had occurred on December 31, 2010, and the Compensation Committee had elected to accelerate the vesting and/or exercisability of options and restricted stock awards held by the named executive officers, the table below shows the number and cash value of options that would become exercisable for each named executive officer and the number and cash value of restricted stock awards that would have vested for each named executive officer.

Officer	Unexercisable Options at 12/31/10	Option Exercise Price	Option Cash Value at 12/31/10 (1)	Unvested Restricted Stock Awards at 12/31/10	Restricted Stock Awards Cash Value at 12/31/10 (1)
Larry G. Gerdes	10,000	$9.98	$96,100
				18,750	367,313
Susan McGrogan	10,000	9.98	96,100
	7,500	11.06	63,975
	15,001	11.75	117,608
				42,000	822,780
Lance Cornell	10,000	9.98	96,100
	7,500	11.06	63,975
	7,500	11.75	58,800
				29,750	582,803
Leo Cooper (2)	20,000	10.32	185,400
	7,500	11.06	63,975
	5,000	11.75	39,200
				11,250	220,388

(1)	Based on a closing sales price of our common stock as reported on the NASDAQ Global Select Market of $19.59 per share on December 31, 2010.

(2)	Mr. Cooper resigned as our Executive Vice President of Sales and Marketing effective June 30, 2010, and was employed by the Company as a non-officer in a sales capacity until December 31, 2010.

In addition, based upon our severance agreement with Mr. Cornell, upon a change of control resulting in his termination, he would have been due a severance payment of $107,500 based on his 2010 base salary of $215,000.

Retirement Plan

We offer each employee, including our named executive officers, the opportunity to participate in our 401(k) plan. Employees may contribute up to the maximum allowed by the Internal Revenue Service. We may elect to match a portion of their contributions. During fiscal 2010, we made $226,668 of matching cash contributions to our employees and executive officers, including our named executive officers.

Perquisites

Other than the compensation elements described above, we do not provide any other benefit to our executive officers that would qualify as a perquisite for purposes of this Compensation Discussion and Analysis.

Accounting and Tax Considerations

We account for stock compensation in accordance with FASB ASC Topic 718—Compensation—Stock Compensation. As such, the fair value of options calculated in accordance with the Black-Scholes-Merton valuation model is expensed as compensation cost over the period of service related to the options (typically the vesting period).

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals, unless the compensation is performance-based. The Company has no individuals with non-performance based compensation paid in excess of the Code Section 162(m) tax deduction limit.

REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management.

Based on such review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Except for the Annual Report on Form 10-K described above, this Report is not incorporated by reference into any of the Company’s previous or future filings with the SEC, unless any such filing explicitly incorporates this Report.

The Compensation Committee

Charles E. Thoele, Chairman

Joseph P. Clayton

James D. Edwards

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table provides certain summary information for the years ended December 31, 2010, 2009 and 2008 concerning compensation paid or accrued by us to or on behalf of our Chief Executive Officer, our Chief Financial Officer, our President and Chief Operating Officer and our former Executive Vice President of Sales and Marketing, whom we refer to in this proxy statement as our “named executive officers”.

Name & Principal Position	Year	Salary ($)	Stock Awards (1)(2) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation (4) ($)	Total ($)
Larry G. Gerdes	2010	$340,000	$—	$—	$146,000	$—	$486,000
Chief Executive Officer	2009	315,000	406,500	—	43,155	—	764,655
	2008	265,000	—	70,000	132,500	—	467,500

Susan McGrogan	2010	275,000	435,780	—	120,000	2,206	832,986

President and Chief Operating Officer	2009	250,000	325,200	—	53,000	2,417	630,617
	2008	200,000	—	261,100	100,000	2,167	563,267

Lance Cornell	2010	215,000	298,590	—	120,000	4,104	637,694
Chief Financial Officer	2009	200,000	243,900	—	44,000	5,450	493,350
	2008	180,000	—	196,450	90,000	4,740	471,190

E. Leo Cooper (5)	2010	144,500	—	—	24,622	—	169,122
Former Executive Vice President Sales and Marketing	2009	190,000	243,900	—	89,558	—	523,458
	2008	157,500	—	249,700	79,375	—	486,575

(1)	The amounts in this column represent the aggregate grant date fair value of the stock awards or stock options awarded to the named executive officer, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”), and do not take into account any estimated forfeitures. Assumptions used in the calculation of the grant date fair value are set forth in Note 15 to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

(2)	Stock awards for 2010 are performance-based restricted stock awards that vest in four equal 25% increments from March 2012 through March 2015. Stock awards for 2009 are performance-based restricted stock awards that vest in four equal 25% increments from March 2010 through March 2013. These valuations assume maximum awards and exclude the effect of estimated forfeitures.

(3)	The amounts in this column for 2010 were paid to the named executive officers in February 2011 and represent short-term cash incentive payments with respect to fiscal 2010 performance. The amounts in this column for 2009 were paid to the named executive officers in January 2010 and represent short-term cash incentive payments with respect to fiscal 2009 performance. The amounts in this column for 2008 were paid to the named executive officers in January 2009 and represent short-term cash incentive payments with respect to fiscal 2008 performance. For Mr. Cooper, the amounts in this column include commissions earned.

(4)	The amounts in this column represent Company match of 401(k) contributions.

(5)	Mr. Cooper resigned as our Executive Vice President of Sales and Marketing effective June 30, 2010.

2010 GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information regarding grants of plan-based awards made to each named executive officer during the year ended December 31, 2010.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock Awards ($) (3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Larry G. Gerdes	—	85,000	170,000	204,000
Susan McGrogan	—	68,750	137,500	165,000
	12/2/10				—	27,000	—	435,780
Lance Cornell	—	53,750	107,500	129,000
	12/2/10				—	18,500	—	298,590
E. Leo Cooper	—	40,533	60,800	81,066

(1)	Our short-term cash incentives are considered a non-equity incentive plan and are discussed above under “Compensation Discussion and Analysis—Compensation Process—Short-Term Cash Incentives.” The amounts shown in the “Threshold” column reflect each named executive officer’s threshold bonus percentage of base salary set by the Compensation Committee for fiscal 2010. The amounts shown in the “Target” column reflect each named executive officer’s target bonus percentage of base salary set by the Compensation Committee for fiscal 2010. The amounts shown in the “Maximum” column reflect the maximum amount payable to each named executive officer based on his target bonus percentage. The amounts actually paid to our named executive officers as short-term cash incentives for fiscal 2010 were as follows: $146,000 for Mr. Gerdes, $120,000 for Ms. McGrogan, $120,000 for Mr. Cornell and $0 for Mr. Cooper. All amounts awarded for fiscal 2010 were paid in the first quarter of fiscal 2011.

(2)	Represents the number of shares of performance-based restricted stock granted under the 2009 Stock Incentive Plan. These awards vest in four equal 25% increments from March 2012 through March 2015. The vesting is all or nothing for each tranche based on achievement of objective performance criteria for the 2011 through 2014 fiscal years. For a detailed discussion of the performance-based restricted stock, see “Compensation Discussion and Analysis—Compensation Process—Long-Term Equity-Based Incentives” above.

(3)	The amounts in this column reflect the grant date fair value of each award of performance-based restricted stock calculated in accordance with FASB ASC 718, assume maximum awards and exclude the effect of estimated forfeitures.

Additional discussion regarding material factors that may be helpful in understanding the information included in the Summary Compensation Table and 2010 Grants of Plan-Based Awards table is included above under “Compensation Discussion and Analysis.”

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

The following table provides certain information regarding the total number of equity awards outstanding as of December 31, 2010 for each of the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (7)
Larry G. Gerdes	100,000	—		4.15	12/24/2013
	50,000	—		3.40	12/15/2016
	10,000	10,000	(1)	9.98	3/12/2018
						18,750	(5)	367,313
Susan McGrogan	15,000	—		2.95	1/31/2015
	5,000	—		2.00	11/10/2015
	30,000	—		3.40	12/15/2016
	10,000	10,000	(1)	9.98	3/12/2018
	14,999	15,001	(2)	11.75	7/29/2018
	7,500	7,500	(3)	11.06	11/10/2018
						15,000	(5)	293,850
						27,000	(6)	528,930
Lance Cornell	40,000	—		2.10	11/1/2015
	50,000	—		3.40	12/15/2016
	10,000	10,000	(1)	9.98	3/12/2018
	7,500	7,500	(2)	11.75	7/29/2018
	7,500	7,500	(3)	11.06	11/10/2018
						11,250	(5)	220,388
						18,500	(6)	362,415
E. Leo Cooper (8)	—	20,000	(4)	10.32	2/18/2018
	—	5,000	(2)	11.75	7/29/2018
	2,000	7,500	(3)	11.06	11/10/2018
						11,250	(5)	220,388

(1)	The unexercisable portion of this option as of December 31, 2010 vests and becomes exercisable in two equal installments on March 12, 2011 and March 12, 2012.

(2)	The unexerciseable portion of this option as of December 31, 2010 vests and becomes exercisable in two equal installments on July 29, 2011 and July 29, 2012.

(3)	The unexerciseable portion of this option as of December 31, 2010 vests and becomes exercisable in two equal installments on November 10, 2011 and November 10, 2012.

(4)	The unexerciseable portion of this option as of December 31, 2010 vests and becomes exercisable in two equal installments on February 18, 2011 and February 18, 2012.

(5)	This award of performance-based restricted stock vests in three equal increments on March 31 of each year from 2011 through 2013.

(6)	This award of performance-based restricted stock vests in four equal increments on March 31 of each year from 2012 through 2015.

(7)	The market value of shares of performance-based restricted stock that have not vested at December 31, 2010 for each named executive officer is determined by the number of shares set forth above multiplied by the December 31, 2010 closing share price of $19.59 as reported on the NASDAQ Global Market.

(8)	Mr. Cooper’s employment with the Company terminated on December 31, 2010. At that time, his options to purchase 2,000 shares of common stock were vested and exercisable. Mr. Cooper forfeited all other options and restricted stock owned by him on December 31, 2010.

2010 OPTION EXERCISED AND STOCK VESTED TABLE

The following table provides information concerning the vesting of restricted stock awards during the year ended December 31, 2010 for each of our named executive officers. None of our named executive officers exercised stock options during the year ended December 31, 2010.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Larry G. Gerdes	6,250	102,812
Susan McGrogan	5,000	82,250
Lance Cornell	3,750	61,687
E. Leo Cooper	3,750	61,687

(1)	The amounts in this column are computed by multiplying the number of shares of restricted stock by the market value of the underlying shares on the vesting date.

2010 DIRECTOR COMPENSATION

The following table provides all information regarding all compensation for our non-employee directors for the year ended December 31, 2010:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	Total
Joseph G. Bleser	$29,500	$25,700	$55,200
Joseph P. Clayton	28,250	25,700	53,950
James D. Edwards	26,500	25,700	52,200
Walter S. Huff, Jr.	22,250	25,700	47,950
Sidney V. Sack (3)	15,250	—	15,250
Charles E. Thoele	24,250	25,700	49,950

(1)	The amounts shown in this column represent the aggregate grant date fair value (calculated in accordance with the FASB ASC 718) with respect to awards made during the fiscal year ended December 31, 2010. The assumptions upon which the amounts in this column are based are set forth in Note 15 to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. No non-employee director forfeited any stock awards during 2010.

(2)	At December 31, 2010, the aggregate number of shares subject to outstanding and unexercised options was: Mr. Bleser—30,000 shares; Mr. Clayton—35,000 shares; Mr. Edwards—20,000 shares; Mr. Huff—35,000 shares; Mr. Sack—8,000 shares; and Mr. Thoele—35,000 shares.

(3)	Mr. Sack’s term expired at the 2010 Annual Meeting of Stockholders on May 27, 2010.

In accordance with its charter, the Compensation Committee is responsible for reviewing compensation for directors serving on the Board and its committees. For their first term of service, newly appointed non-employee directors are awarded a non-qualified option to purchase 10,000 shares of the our common stock at a per share exercise price equal to the fair market value per share on the grant date that vests 100% on the first anniversary of the grant date. Non-employee directors that are re-elected to the Board are awarded non-qualified options to purchase 5,000 shares of our common stock at a per share exercise price equal to the fair market value per share on the grant date. On May 27, 2010, Messrs. Bleser, Clayton, Edwards, Huff, and Thoele were each granted a ten-year option to purchase 5,000 shares of our common stock at an exercise price of $13.03 per share with one-third vesting May 27, 2011, one-third on May 27, 2012 and one-third on May 27, 2013. In addition, each non-employee director receives (i) a cash retainer of $3,500 per quarter, with the exception of the Chairman of the Audit Committee whose cash retainer is $4,500 per quarter; (ii) a $1,000 fee for participating in each meeting of the Board, other than telephonic meetings for which the fee is $500 per meeting; (iii) a $500 fee for participating in each meeting of a Committee of the Board that is not concurrent with a meeting of the Board; and (iv) a $250 fee for participating in each meeting of a Committee of the Board that is concurrent with a meeting of the Board. No fees are paid to Mr.  Gerdes, the Chairman of the Board, who is also our Chief Executive Officer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of Messrs. Thoele (Chairman), Clayton and Edwards. None of the current members of the Compensation Committee has ever served as an officer or employee of the Company or had any relationship during fiscal 2010 that would be required to be disclosed pursuant to Item 404 of Regulation S-K. No interlocking relationships exist between the Company’s current Board of Directors or Compensation Committee and the board of directors or compensation committee, or other committee serving an equivalent function, of any other company.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon the exercise of stock options or other stock-based awards under all of our existing equity compensation plans, including the 1992 Stock Option Plan, 2001 Stock Option Plan, 2003 Stock Incentive Plan, 2005 Stock Incentive Plan, 2007 Stock Incentive Plan and 2009 Stock Incentive Plan as of December 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	872,767	$8.91	141,674	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	872,767	$8.91	141,674	(1)

(1)	In addition to being available for future issuance upon exercise of stock options that may be granted after December 31, 2010, the securities shown remain available for future issuance in the form of restricted stock or other stock-based awards under the 2009 Stock Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Code of Ethics addresses any activities on the part of any director, officer or employee that creates or gives the appearance of a conflict of interest between their personal interests and our interests. In addition to setting guidelines, the Code of Ethics requires directors and officers to notify our Chief Executive Officer, and all employees who are not directors or officers to notify their immediate supervisor, of the existence of any actual or potential conflict of interest. Further, all related party transactions and actual or potential conflicts of interest involving our directors or executive officers are reviewed by the Nominating and Governance Committee.

The Nominating and Governance Committee has established policies and procedures for reviewing related party transactions. A related party transaction is a financial transaction, arrangement or relationship between us and a director (including a director nominee), executive officer or shareholder who beneficially owns more than 5% of our voting securities, including immediate family members of any of these persons, in which the related person has or will have a direct or indirect material interest. A related party transaction generally excludes compensation arising from the individual’s employment as an executive officer or service as a director. The Committee considers transactions which specifically name a related party as a party to the transaction to create an “interest.” In addition, the Committee inquires of management concerning other transactions that might be considered to create an indirect interest. In 2009, the Committee adopted a formal written policy for related party transactions. Management is required to present potential transactions to the Chairman of the Committee. The Chairman will review the potential transaction and make an assessment as to whether or not the transaction was proper and made in the ordinary course of business. The Chairman will then either recommend action to the full Committee and the Board immediately (pre-transaction) for the Board’s consideration, or allow us to proceed with the transaction and report to the Committee at its next regularly scheduled meeting. The Committee will also make inquiries to management as to the existence of related party transactions at every regularly scheduled Committee meeting. If a related party transaction has occurred, the Committee reviews the specific circumstances of the transaction, makes an assessment as to whether or not the transaction was proper and made in the ordinary course of business and recommends action to the Board, if necessary.

During 2010, there were no potential related party transactions presented for review by the Chairman nor were any related party transactions reviewed by the Nominating and Governance Committee.

PROPOSALS BY STOCKHOLDERS

Proposals by stockholders intended to be presented at the 2012 Transcend Annual Meeting of Stockholders (to be held in the Spring of 2012) must be forwarded in writing and received at our principal executive office no later than December 20, 2011 and directed to the attention of the Secretary for consideration for inclusion in our proxy statement for the Annual Meeting of Stockholders to be held in 2012. Any such proposals must comply in all respects with the rules and regulations of the SEC.

If a stockholder wishes to present a proposal or to nominate a candidate for director for election at the Annual Meeting of Stockholders to be held in 2012, but not to have the proposal or nomination considered for inclusion in the proxy materials for that meeting, we must receive notice of such proposal or nomination to be considered by March 4, 2012. If we do not receive timely notice, then the persons appointed by the Board to act as the proxies for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the Annual Meeting, if such matter or proposal is properly raised at the Annual Meeting and put to a vote.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires certain of our officers, directors, and persons who own more than ten percent of our outstanding common stock to file reports of ownership and changes in ownership with the SEC. Such officers, directors and stockholders are also required by SEC regulations to furnish us with copies of all such reports that they file. Based solely on a review of copies of the reports filed with the SEC since January 1, 2010 and on representations by certain officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the reports required to be filed on a timely basis, except for Joseph G. Bleser, Joseph P. Clayton, James D. Edwards, Walter S. Huff, Jr., and Charles E. Thoele, each of whom failed to file a timely Form 4 for his respective award of a ten-year option to purchase an aggregate of 5,000 shares of our common stock on May 27, 2010. The required Forms 4 relating to these awards of stock options to each of Messrs. Bleser, Clayton, Edwards, Huff and Thoele were filed with the SEC on June 2, 2010.

Although it is not our obligation to make filings pursuant to Section 16(a) of the Exchange Act, we have adopted a policy requiring all Section 16(a) reporting persons to report to our Chief Financial Officer all trading activity in our common stock on the day of said trade(s) to facilitate the timely filing of the reports(s) of such trading activity with the SEC.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC, is available on our website at www.transcendservices.com and is available in paper form (excluding exhibits) to beneficial owners of our common stock without charge upon written request directed to Transcend Services, Inc., One Glenlake Parkway, Suite 1325, Atlanta, Georgia 30328, Attention: Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are also available on the SEC’s website at www.sec.gov. Beneficial owners of our common stock may also access these documents at www.proxyvote.com.

OTHER MATTERS

The Board is not aware of any other matters to be presented for action at the Annual Meeting. If any other matter should come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment of what is in the best interests of the Company.

By Order of the Board of Directors

LARRY G. GERDES Chairman of the Board

Atlanta, Georgia

April 18, 2011

APPENDIX A

2011 DECLARATION OF AMENDMENT TO

2009 STOCK INCENTIVE PLAN

THIS 2011 DECLARATION OF AMENDMENT, is made effective as of the 3rd day of February, 2011, by TRANSCEND SERVICES, INC. (the “Corporation”), to the Corporation’s 2009 Stock Incentive Plan (the “Plan”).

R E C I T A L S:

WHEREAS, the Board of Directors of the Corporation has deemed it advisable to amend certain provisions of the Plan to (i) increase the number of authorized shares of the Corporation’s common stock (the “Common Stock”) available for grant under the Plan (including the number of shares of Common Stock which may be issuable pursuant to the grant of incentive stock options); (ii) clarify the grant date of a Stock Incentive under the Plan; and (iii) require stockholder approval of certain actions that would constitute a repricing of Stock Incentives under the Plan; and

WHEREAS, the Corporation desires to evidence such amendments by this Declaration of Amendment.

NOW, THEREFORE, IT IS DECLARED that, effective as of February 3, 2011, the Plan shall be and hereby is amended as follows; provided, however, that the amendments to Sections 3.1(a), 7.1(a), 7.2(j) and 12 described in Sections 1, 2, 4 and 5 herein shall be subject to stockholder approval:

1. Amendment to Section 3.1(a). Section 3.1(a) (“Maximum Aggregate Shares Issuable Pursuant to Stock Incentives”) of the Plan is hereby amended by deleting Section 3.1(a) in its entirety and substituting the following in lieu thereof, with the remainder of Section 3.1 being unchanged:

“(a) Nine Hundred Thousand (900,000), plus,”

2. Amendment to Section 7.1(a). Section 7.1(a) (“Grants of Stock Incentives”) of the Plan is hereby amended by deleting Section 7.1(a) in its entirety and substituting the following in lieu thereof:

“(a) Grants of Stock Incentives. The Board, in its absolute discretion, shall grant Stock Incentives under this Plan from time to time and shall have the right to grant new Stock Incentives in exchange for outstanding Stock Incentives, subject to the terms of Section 12 hereof. Stock Incentives shall be granted to Eligible Recipients selected by the Board, and the Board shall be under no obligation whatsoever to grant any Stock Incentives, or to grant Stock Incentives to all Eligible Recipients, or to grant all Stock Incentives subject to the same terms and conditions.”

3. Amendment to Section 7.1(d). Section 7.1(d) (“Date of Grant”) of the Plan is hereby amended by deleting Section 7.1(d) in its entirety and substituting the following in lieu thereof:

“(d) Date of Grant. A Stock Incentive shall be considered to be granted on the date that the Board acts to grant the Stock Incentive or on such other date as may be established by the Board in accordance with applicable laws.”

4. Amendment to Section 7.2(j). Section 7.2(j) (“Potential Repricing of Stock Options”) of the Plan is hereby deleted in its entirety, with the remainder of Section 7.2 being unchanged.

5. Amendment to Section 12. Section 12 (“Amendment or Termination”) of the Plan is hereby amended by deleting Section 12 in its entirety and substituting the following in lieu thereof:

“Amendment or Termination. This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the stockholders of the Company (a) to increase the number of Shares reserved under Section 3, except as set forth in Section 10, (b) to extend the maximum life of the Plan under Section 9 or the maximum exercise period under Section 7, (c) to decrease the minimum Exercise Price under Section 7, or (d) to change the designation of Eligible Recipients eligible for Stock Incentives under Section 6. In addition, except for adjustments made pursuant to Section 10, the terms of outstanding Stock Incentives may not be amended to reduce the Exercise Price of outstanding Options or SARs or cancel outstanding Options or SARs at a time when the Exercise Price of the Option or SAR, as the case may be, is less than the Fair Market Value of the Common Stock, in exchange for cash, other awards or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Options or SARs (as the case may be), without stockholder approval. Stockholder approval of other material amendments (such as an expansion of the types of awards available under the Plan, an extension of the term of the Plan or a change to the method of determining the Exercise Price of Options issued under the Plan) may also be required pursuant to rules promulgated by an established stock exchange or a national market system if the Company is, or becomes, listed or traded on any such established stock exchange or national market system, or for the Plan to continue to be able to issue Stock Incentives which meet the Performance-Based Exception. The Board also may suspend the granting of Stock Incentives under this Plan at any time and may terminate this Plan at any time. The Company shall have the right to modify, amend or cancel any Stock Incentive after it has been granted if (a) the modification, amendment or cancellation does not diminish the rights or benefits of the Stock Incentive recipient under the Stock Incentive (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to a Stock Incentive shall not be deemed as a diminishment of rights or benefits of such Stock Incentive), (b) the Participant consents in writing to such modification, amendment or cancellation, (c) there is a dissolution or liquidation of the Company, (d) this Plan and/or the Stock Incentive Agreement expressly provides for such modification, amendment or cancellation, or (e) the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law. (See also Section 4 for a special provision providing for automatic termination of this Plan in certain circumstances.)”

6. Continued Effect. Except as set forth herein, the Plan shall be unchanged and shall remain in full force and effect.

IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of Transcend Services, Inc. effective as of the day and year first above written.

TRANSCEND SERVICES, INC.

By:	/s/ Larry G. Gerdes
Larry G. Gerdes Chief Executive Officer

ATTEST:

/s/ Lance B. Cornell
Secretary

[Corporate Seal]

APPENDIX B

2009 STOCK INCENTIVE PLAN

1	PURPOSE

The purpose of this Plan is to promote the interests of the Company by providing the opportunity to purchase or receive Shares or to receive compensation that is based upon appreciation in the value of Shares to Eligible Recipients in order to attract and retain Eligible Recipients by providing an incentive to work to increase the value of Shares and a stake in the future of the Company that corresponds to the stake of each of the Company’s stockholders. The Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units and Stock Appreciation Rights to aid the Company in obtaining these goals.

2	DEFINITIONS

Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and any Stock Incentive Agreements under this Plan (unless noted otherwise), and for purposes of such definitions, the singular shall include the plural and the plural shall include the singular, and reference to one gender shall include the other gender. Note that some definitions may not be used in this Plan, and may be inserted here solely for possible use in Stock Incentive Agreements issued under this Plan.

2.1 Amendment Date means, with respect to any amendment to this Plan pursuant to Section 12 referenced in Section 9.1, the earlier of (1) date on which this Plan is so amended by the Board, or (2) the date on which such amendment is approved by the stockholders.

2.2 Board means the Board of Directors of the Company.

2.3 Business means the provision of medical transcription services and transcription processing platforms to hospitals, medical practices, integrated delivery networks, large clinics and other licensed physicians and practitioners in the United States.

2.4 Cause shall mean an act or acts by an Eligible Recipient involving (a) the use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company, a Parent or a Subsidiary, (b) the breach of any contract with the Company, a Parent or a Subsidiary, (c) the violation of any fiduciary obligation to the Company, a Parent or a Subsidiary, (d) the unlawful trading in the securities of the Company, a Parent or a Subsidiary, or of another corporation based on information gained as a result of the performance of services for the Company, a Parent or a Subsidiary, (e) a felony conviction or the failure to contest prosecution of a felony, or (f) willful misconduct, dishonesty, embezzlement, fraud, deceit or civil rights violations, or other unlawful acts.

2.5 Change of Control means either of the following:

(a) any transaction or series of transactions pursuant to which the Company sells, transfers, leases, exchanges or disposes of substantially all (i.e., at least eighty-five percent (85%)) of its assets for cash or property, or for a combination of cash and property, or for other consideration; or

(b) any transaction pursuant to which persons who are not current stockholders of the Company acquire by merger, consolidation, reorganization, division or other business combination or transaction, or by a purchase of an interest in the Company, an interest in the Company so that after such transaction, the stockholders of the Company immediately prior to such transaction no longer have a controlling (i.e., 50% or more) voting interest in the Company.

2.6 Code means the Internal Revenue Code of 1986, as amended.

2.7 Committee means any committee appointed by the Board to administer the Plan, as specified in Section 5 hereof. Any such committee shall be comprised entirely of Directors.

2.8 Company means Transcend Services, Inc., a Delaware corporation, and any successor to such organization.

2.9 Common Stock means the common stock of the Company.

2.10 Confidential Information means (a) information of the Company, to the extent not considered a Trade Secret under applicable law, that (i) relates to the business of the Company, (ii) possesses an element of value to the Company, (iii) is not generally known to the Company’s competitors, and (iv) would damage the Company if disclosed, and (b) information of any third party provided to the Company which the Company is obligated to treat as confidential. Confidential Information includes, but is not limited to, (i) future business plans, (ii) the composition, description, schematic or design of products, future products or equipment of the Company (iii) communication systems, audio systems, system designs and related documentation, (iv) advertising or marketing plans, (v) information regarding independent contractors, employees, clients and customers of the Company, and (vi) information concerning the Company’s financial structure and methods and procedures of operation. Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure, (ii) has been independently developed and disclosed by others without violating the legal rights of any party, or (iii) otherwise enters the public domain through lawful means.

2.11 Contact means, with respect to a Participant, any interaction between such Participant and a Customer which (i) takes place in an effort to establish, maintain, and/or further a business relationship on behalf of the Company and (ii) occurs during the last year of a Participant’s employment with, or performance of services for, the Company.

2.12 Controlled Group means the Company and any other entity the employees of which would be required to be aggregated with the employees of the Company pursuant to Code §§414(b), (c), (m) or (o).

2.13 Customer means any person or entity to whom the Company has sold its products or services, or has solicited to sell its products or services.

2.14 Director means a member of the Board.

2.15 Effective Date means the “Effective Date” as set forth in Section 4 of this Plan.

2.16 Eligible Recipient means an Employee and/or a Key Person.

2.17 Employee means a common law employee of the Company, a Subsidiary or a Parent.

2.18 Exchange Act means the Securities Exchange Act of 1934, as amended.

2.19 Exercise Price means the price that shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

2.20 Fair Market Value of each Share on any date means the price determined below as of the close of business on such date (provided, however, if for any reason, the Fair Market Value per share cannot be ascertained or is unavailable for such date, the Fair Market Value per share shall be determined as of the nearest preceding date on which such Fair Market Value can be ascertained):

If the Share is listed or traded on any established stock exchange or a national market system, including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“NASDAQ”) System, its Fair Market Value shall be the closing sale price for the Share (or the mean of the closing bid and ask prices, if no sales were reported), on such exchange or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

If the Share is not listed or traded on any established stock exchange or a national market system, its Fair Market Value shall be the average of the closing dealer “bid” and “ask” prices of a Share as reflected on the NASDAQ interdealer quotation system of the National Association of Securities Dealers, Inc. on the date of such determination; or

In the absence of an established public trading market for the Share, the Fair Market Value of a Share shall be determined in good faith by the Board.

2.21 FLSA Exclusion means the provisions of Section 7(e) of the Fair Labor Standards Act of 1938 (the “FLSA”) that exempt certain stock-based compensation from inclusion in overtime determinations under the FLSA.

2.22 Forfeiture Activities means, with respect to a Participant, any of the following:

(a) Trade Secrets & Confidential Information. Such Participant (i) uses, discloses, or reverse engineers the Trade Secrets or the Confidential Information for any purpose other than the Company’s Business, except as authorized in writing by the Company; or (ii) after Participant’s cessation of services for the Company, retains Trade Secrets or Confidential Information, including any copies existing in any form (including electronic form), which are in Participant’s possession or control, or destroys, deletes, or alters the Trade Secrets or Confidential Information without the Company’s prior written consent. The Forfeiture Activities under this subsection (a) shall: (i) with regard to the Trade Secrets, remain in effect and be applicable as long as the information constitutes a Trade Secret under applicable law, and (ii) with regard to the Confidential Information, remain in effect and be applicable during the Forfeiture Period.

(b) Solicitation of Customers. During the Forfeiture Period of such Participant, the Participant directly or indirectly solicits any Customer of the Company for the purpose of selling or providing any goods or services competitive with the Business, provided that such Participant had Contact with such Customer. Nothing in this subsection (b) shall be construed to include Customers of the Company (i) which such Participant never sold or provided any goods or services to while employed by the Company, (ii) that explicitly severed it business relationship with the Company unless such Participant, directly or indirectly, caused or encouraged the Customer to sever the relationship, or (iii) which product line or service line the Company no longer offers. The restrictions set forth in this subsection (b) apply only to the Customers with whom the Participant had Contact.

(c) Solicitation of Forfeiture Period Employees. During the Forfeiture Period of such Participant, the Participant, directly or indirectly, solicits, recruits or induces any Forfeiture Period Employee to (a) terminate his employment relationship with the Company or (b) work for any other person or entity engaged in the Business; provided, however, this subsection (c) shall only apply if such Participant had Material Interaction with such Forfeiture Period Employee, or if such Participant, directly or indirectly, supervised such Forfeiture Period Employee.

2.23 Forfeiture Period means, with respect to a Participant, the time period during which such Participant is employed with, or is performing services for, the Company, and for a period of two (2) years thereafter.

2.24 Forfeiture Period Employee means any Person who (a) is employed by the Company at the time Participant ceases to perform services for the Company, or (b) was employed by the Company during the last year in which Participant performed services for the Company (or during the period in which the Participant performed services for the Company if the Participant performed services for the Company for less than a year).

2.25 Incumbent Directors means the individuals who, at the Effective Date, constitute the Board, and any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination); provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; and provided further, that, subject to the provisions of this Section, no person shall be deemed to be an Incumbent Director until such time as he or she takes office as a director of the Company.

2.26 Insider means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.27 ISO means an option granted under this Plan to purchase Shares that is intended by the Company to satisfy the requirements of Code §422 as an incentive stock option.

2.28 Key Person means (a) a member of the Board who is not an Employee, or (b) a consultant or advisor; provided, however, that such consultant or advisor must be a natural person who is providing or will be providing bona fide services to the Company, a Subsidiary or a Parent, with such services (i) not being in connection with the offer or sale of securities in a capital-raising transaction, and (ii) not directly or indirectly promoting or maintaining a market for securities of the Company, a Subsidiary or a Parent, within the meaning of the general instructions to SEC Form S-8.

2.29 Material Interaction means, with respect to a Participant, any interaction between such Participant and a Forfeiture Period Employee which relates or related, directly or indirectly, to the performance of such Participant’s duties for the Company.

2.30 NQSO means an option granted under this Plan to purchase Shares that is not intended by the Company to satisfy the requirements of Code §422.

2.31 Option means an ISO or a NQSO.

2.32 Outside Director means a Director who is not an Employee and who qualifies as (a) a “non-employee director” under Rule 16b-3(b)(3) under the 1934 Act, as amended from time to time, and (b) an “outside director” under Code §162(m) and the regulations promulgated thereunder.

2.33 Parent means any corporation (other than the corporation employing a Participant) in an unbroken chain of corporations ending with the corporation employing a Participant if, at the time of the granting of the Stock Incentive, each of the corporations other than the corporation employing the Participant owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. However, for purposes of interpreting any Stock Incentive Agreement issued under this Plan as of a date of determination, Parent shall mean any corporation (other than the corporation employing a Participant) in an unbroken chain of corporations ending with the corporation employing a Participant if, at the time of the granting of the Stock Incentive and thereafter through such date of determination, each of the corporations other than the corporation employing the Participant owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporation in such chain.

2.34 Participant means an individual who receives a Stock Incentive hereunder.

2.35 Performance-Based Exception means the performance-based exception from the tax deductibility limitations of Code §162(m).

2.36 Plan means the Transcend Services, Inc. 2009 Stock Incentive Plan, as may be amended from time to time.

2.37 Qualified Termination means a termination of the employment of an employee where such termination is done by the Company without Cause.

2.38 Restricted Stock Award means an award of Shares granted to a Participant under this Plan whereby the Participant has immediate rights of ownership in the Shares underlying the award, but such Shares are subject to restrictions in accordance with the terms and provisions of this Plan and the Stock Incentive Agreement pertaining to the award and may be subject to forfeiture by the individual until the earlier of (a) the time such restrictions lapse or are satisfied, or (b) the time such shares are forfeited, pursuant to the terms and provisions of the Stock Incentive Agreement pertaining to the award.

2.39 Restricted Stock Unit means a contractual right granted to a Participant under this Plan to receive a Share that is subject to restrictions of this Plan and the applicable Stock Incentive Agreement.

2.40 SAR Exercise Price means the amount per Share specified in a Stock Incentive Agreement with respect to a Stock Appreciation Right, the excess of the Fair Market Value of a Share over and above such amount, the holder of such Stock Appreciation Right may be able to receive upon the exercise or payment of such Stock Appreciation Right.

2.41 Share means a share of the Common Stock of the Company.

2.42 Stock Appreciation Right means a right granted to a Participant pursuant to the terms and provisions of this Plan whereby the individual, without payment to the Company (except for any applicable withholding or other taxes), receives cash, Shares, a combination thereof, or such other consideration as the Board may determine, in an amount equal to the excess of the Fair Market Value per Share on the date on which the Stock Appreciation Right is exercised over the SAR Exercise Price noted in the Stock Appreciation Right for each Share subject to the Stock Appreciation Right.

2.43 Stock Incentive means an ISO, a NQSO, a Restricted Stock Award, a Restricted Stock Unit, or a Stock Appreciation Right.

2.44 Stock Incentive Agreement means an agreement between the Company, a Parent or a Subsidiary, and a Participant evidencing an award of a Stock Incentive.

2.45 Subsidiary means any corporation (other than the corporation employing such Participant) in an unbroken chain of corporations beginning with the corporation employing such Participant if, at the time of the granting of the Stock Incentive, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. However, for purposes of interpreting any Stock Incentive Agreement issued under this Plan as of a date of determination, Subsidiary shall mean any corporation (other than the corporation employing such Participant) in an unbroken chain of corporations beginning with the corporation employing such Participant if, at the time of the granting of the Stock Incentive and thereafter through such date of determination, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.46 Ten Percent Stockholder means a person who owns (after taking into account the attribution rules of Code §424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of stock of either the Company, a Subsidiary or a Parent. For purposes of the preceding sentence, shares of stock owned (directly or indirectly) by or for a person’s brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants will be considered to be owned by the person, and if a domestic or foreign corporation , partnership, estate or trust owns (directly or indirectly) shares of stock, those shares are considered to be owned proportionately by or for the stockholders, partners, or beneficiaries of the corporation, partnership, estate or trust. The extent to which stock held by a person as a trustee of a voting trust is considered owned by such person is determined under all of the facts and circumstances. Stock that a person may purchase under outstanding options is not treated as stock owned by such person. In interpreting the foregoing, the provisions of Treas. Reg. §1.422-2(f)(2) shall govern.

2.47 Trade Secrets means information of the Company, and their licensors, suppliers, clients and customers, without regard to form, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

3	SHARES SUBJECT TO STOCK INCENTIVES

3.1 Maximum Aggregate Shares Issuable Pursuant to Stock Incentives. The total number of Shares that may be issued pursuant to Stock Incentives under this Plan shall not exceed the sum of:

(a) Four Hundred Thousand (400,000), plus,

(b) all Shares (A) which were reserved for issuance under the Transcend Services, Inc. 1992, 2001, 2003, 2005 and 2007 Stock Incentive Plans (the “Prior Plans”), (B) which have not, as of the Effective Date of this Plan, been issued, and (C)(1) which are not, as of the Effective Date of this Plan, subject to any outstanding awards under the Prior Plans, or (2) which are, as of the Effective Date of this Plan, subject to an outstanding award under the Prior Plans, and which subsequently, through cancellation or expiration or lapse of such award after the Effective Date of this Plan, can no longer be issued pursuant to such award; provided, however, in no event shall the number of such Shares available for issuance under the preceding provisions of this subsection (b) exceed the sum of the number of options currently outstanding (912,267) and available for issuance (6,424), all as adjusted pursuant to Section 10. (It is the intent of the foregoing subsection (b) that any Shares which were reserved for issuance under the Prior Plan and which are not actually issued under such Prior Plan and which are no longer subject to issuance pursuant to an award issued under such Prior Plan shall become Shares available under this Plan, subject to the limitation contained in subsection (b).) Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, from Shares which have been reacquired by the Company, from Shares paid to the Company pursuant to the exercise of Stock Incentives issued under the Plan, or from Shares withheld by the Company for payment of taxes.

3.2 Additions to Maximum Aggregate Shares Issuable. Any Shares subject to a Stock Incentive or an award under the Prior Plan that remain un-issued after the cancellation, expiration, lapse or exchange of such Stock Incentive or award thereafter shall again become available for use under this Plan, subject to the limitations of Section 3.1. Only the net number of Shares that are issued pursuant to the exercise of an Option shall be counted as issued in applying the provisions of Section 3.1 above in the case of an Option which is exercised through a “cashless” or “net share” exercise as described in Section 7.2(e).

3.3 Maximum Aggregate Shares Issuable ISO Limitation. The maximum total number of Shares that may be issued pursuant to the exercise of ISO’s under this Plan shall at all times be exactly the same as the maximum total number of Shares that may be issued pursuant to Stock Incentives under this Plan pursuant to the preceding Sections of this Section 3.

3.4 Code §162(m) Participant Limitation. Notwithstanding anything herein to the contrary, no Participant may be granted Stock Incentives covering an aggregate number of Shares in excess of One Hundred Thousand (100,000) in any calendar year, and any Shares subject to a Stock Incentive which again become available for use under this Plan after the cancellation, expiration or exchange of such Stock Incentive thereafter shall continue to be counted in applying this calendar year Participant limitation.

4	EFFECTIVE DATE

The Effective Date of this Plan shall be the date it is adopted by the Board, or such delayed effective date as the Board may specify, as noted in resolutions effectuating such adoption. This Plan shall be subject to the approval of the stockholders of the Company within twelve (12) months after the date on which this Plan is adopted by the Board, disregarding any contingencies or delayed effective date relative to such adoption. In the event that stockholder approval of this Plan is not obtained, or in the event that this Plan is not subjected to the approval of the stockholders, then any Stock Incentives granted under this Plan shall nonetheless be deemed granted pursuant to the authority of the Board; provided, however, any such Option granted which was intended to be an ISO shall instead be a NQSO. Should this Plan be rejected by the stockholders after being submitted to the stockholders for their approval, the Plan shall immediately terminate at that time, and no further grants shall be made under this Plan thereafter. Notwithstanding the foregoing, no ISO shall be exercisable prior to the date that stockholder approval of this Plan is obtained unless the Optionee recipient of such ISO agrees that the ISO shall instead be treated as a NQSO for all purposes, and any exercise of an ISO option by an Optionee prior to the date that stockholder approval of this Plan is obtained shall automatically be deemed to be such an agreement by the exercising Optionee.

5	ADMINISTRATION

5.1 General Administration. This Plan shall be administered by the Board. The Board, acting in its absolute discretion, shall exercise all such powers and take all such action as it deems necessary or desirable to carry out the purposes of this Plan. The Board shall have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Board’s actions shall be binding on the Company, on each affected Eligible Recipient, and on each other person directly or indirectly affected by such actions.

5.2 Authority of the Board. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Eligible

Recipients who shall participate in the Plan, to determine the sizes and types of Stock Incentives in a manner consistent with the Plan, to determine the terms and conditions of Stock Incentives in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan’s administration, and to amend the terms and conditions of any outstanding Stock Incentives as allowed under the Plan and such Stock Incentives. Further, the Board may make all other determinations that may be necessary or advisable for the administration of the Plan.

5.3 Delegation of Authority. The Board may delegate its authority under the Plan, in whole or in part, to a Committee appointed by the Board consisting of not less than one (1) Director or to one or more other persons to whom the powers of the Board hereunder may be delegated in accordance with applicable law. The members of the Committee and any other persons to whom authority has been delegated shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee or other delegate (if appointed) shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and the Committee or other delegate shall have such powers and responsibilities as are set forth by the Board. Reference to the Board in this Plan shall specifically include reference to the Committee or other delegate where the Board has delegated its authority to the Committee or other delegate, and any action by the Committee or other delegate pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee or other delegate at any time, in whole or in part. With respect to Committee appointments and composition, only a Committee (or a sub-committee thereof) comprised solely of two (2) or more Outside Directors may grant Stock Incentives that will meet the Performance-Based Exception, and only a Committee comprised solely of Outside Directors may grant Stock Incentives to Insiders that will be exempt from Section 16(b) of the Exchange Act.

5.4 Decisions Binding. All determinations and decisions made by the Board (or its delegate) pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Eligible Recipients, Participants, and their estates and beneficiaries.

5.5 Indemnification for Decisions. No member of the Board or the Committee (or a sub-committee thereof) shall be liable in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that the Board has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company. Service on the Committee (or a sub-committee thereof) shall constitute service as a director of the Company so that the members of the Committee (or a sub-committee thereof) shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its articles of incorporation, bylaws and applicable law. In addition, the members of the Board, Committee (or a sub-committee thereof) shall be indemnified by the Company against the following losses or liabilities reasonably incurred in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that the Board has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company: (a) the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, any Stock Incentive granted hereunder, and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such individual is liable for gross negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding a Committee member or delegatee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same. The Company shall not indemnify or hold harmless the member of the Board or the Committee (or a subcommittee thereof) if: (a) in the case of a director (other than an independent director of the Company), the loss or liability was the result of negligence or misconduct by the director, or (b) in the case that the director is an independent director of the Company, the loss or liability was the result of gross negligence or willful misconduct by the director. Any indemnification of expenses or agreement to hold harmless may be paid only out of the net assets of the Company, and no portion may be recoverable from Stockholders.

6	ELIGIBILITY

Eligible Recipients selected by the Board shall be eligible for the grant of Stock Incentives under this Plan, but no Eligible Recipient shall have the right to be granted a Stock Incentive under this Plan merely as a result of his or her status as an Eligible Recipient. Only Employees shall be eligible to receive a grant of ISO’s.

7	TERMS OF STOCK INCENTIVES

7.1 Terms & Conditions of All Stock Incentives.

(a) Grants of Stock Incentives. The Board, in its absolute discretion, shall grant Stock Incentives under this Plan from time to time and shall have the right to grant new Stock Incentives in exchange for outstanding Stock Incentives, including, but not limited to, exchanges of Stock Options for the purpose of achieving a lower Exercise Price. Stock Incentives shall be granted to Eligible Recipients selected by the Board, and the Board shall be under no obligation whatsoever to grant any Stock Incentives, or to grant Stock Incentives to all Eligible Recipients, or to grant all Stock Incentives subject to the same terms and conditions.

(b) Shares Subject to Stock Incentives. The number of Shares as to which a Stock Incentive shall be granted shall be determined by the Board in its sole discretion, subject to the provisions of Section 3 as to the total number of Shares available for grants under the Plan.

(c) Stock Incentive Agreements. Each Stock Incentive shall be evidenced by a Stock Incentive Agreement executed by the Company, a Parent or a Subsidiary, and the Participant, which shall be in such form and contain such terms and conditions as the Board in its discretion may, subject to the provisions of the Plan, from time to time determine.

(d) Date of Grant. The date a Stock Incentive is granted shall be the date on which the Board (1) has approved the terms and conditions of the Stock Incentive Agreement, (2) has determined the recipient of the Stock Incentive and the number of Shares covered by the Stock Incentive, (3) has taken all such other action necessary to direct the grant of the Stock Incentive, and (4) if applicable, any conditions imposed on such grant by the Board have been fulfilled.

7.2 Terms & Conditions of Options.

(a) Necessity of Stock Incentive Agreements. Each grant of an Option shall be evidenced by a Stock Incentive Agreement that shall specify whether the Option is an ISO or NQSO, and incorporate such other terms and conditions as the Board, acting in its absolute discretion, deems consistent with the terms of this Plan, including (without limitation) a restriction on the number of Shares subject to the Option that first become exercisable during any calendar year. The Board and/or the Company shall have complete discretion to modify the terms and provisions of an Option in accordance with Section 12 of this Plan even though such modification may change the Option from an ISO to a NQSO.

(b) Determining Optionees. In determining Eligible Recipient(s) to whom an Option shall be granted and the number of Shares to be covered by such Option, the Board may take into account the recommendations of the Chief Executive Officer of the Company and its other officers, the duties of the Eligible Recipient, the present and potential contributions of the Eligible Recipient to the success of the Company, and other factors deemed relevant by the Board, in its sole discretion, in connection with accomplishing the purpose of this Plan. An Eligible Recipient who has been granted an Option to purchase Shares, whether under this Plan or otherwise, may be granted one or more additional Options. If the Board grants an ISO and a NQSO to an Eligible Recipient on the same date, the right of the Eligible Recipient to exercise one such Option shall not be conditioned on his or her failure to exercise the other such Option.

(c) Exercise Price. Subject to adjustment in accordance with Section 10 and the other provisions of this Section, the Exercise Price shall be as set forth in the applicable Stock Incentive Agreement. With respect to each grant of an ISO to a Participant who is not a Ten Percent Stockholder, the Exercise Price shall not be less than the Fair Market Value on the date the ISO is granted. With respect to each grant of an ISO to a Participant who is a Ten Percent Stockholder, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the ISO is granted. If an Option is a NQSO, the Exercise Price for each Share shall be no less than (1) the minimum price required by applicable state law, or (2) the minimum price required by the Company’s governing instrument, or (3) $0.01, whichever price is greater. Any Option intended to meet the Performance-Based Exception must be granted with an Exercise Price equivalent to or greater than the Fair Market Value of the Shares subject thereto determined as of the date of such grant. Any Option intended to meet the FLSA Exclusion must be granted with an Exercise Price equivalent to or greater than eighty-five percent (85%) of the Fair Market Value of the Shares subject thereto on the date granted determined as of the date of such grant. Any Option that is intended to avoid taxation under Code §409A as a “nonqualified deferred compensation plan” must be granted with an Exercise Price equivalent to or greater than the Fair Market Value of the Shares subject thereto determined as of the date of such grant, consistent with Prop. Treas. Reg. §1.409A-1(b)(5)(iv), Notice 2005-1, and any other applicable guidance or regulations issued by the Internal Revenue Service.

(d) Option Term. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement shall:

(1) make an Option exercisable before the date such Option is granted; or

(2) make an Option exercisable after the earlier of:

(i) the date such Option is exercised in full, or

(ii) the date that is the tenth (10th) anniversary of the date such Option is granted, if such Option is a NQSO or an ISO granted to a non-Ten Percent Stockholder, or the date that is the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Stockholder.

A Stock Incentive Agreement may provide for the exercise of an Option after the employment of an Employee has terminated for any reason whatsoever, including death or disability. The Employee’s rights, if any, upon termination of employment will be set forth in the applicable Stock Incentive Agreement.

(e) Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised accompanied by full payment for the Shares. Payment for shares of Stock purchased pursuant to exercise of an Option shall be made in cash or, unless the Stock Incentive Agreement provides otherwise, by delivery to the Company of a number of Shares having an aggregate Fair Market Value equal to the amount to be tendered (including a “cashless” or “net share” exercise), or a combination thereof. In addition, unless the Stock Incentive Agreement provides otherwise, the Option may be exercised through a brokerage transaction following registration of the Company’s equity securities under Section 12 of the Exchange Act as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002. However, notwithstanding the foregoing, with respect to any Option recipient who is an Insider, a tender of shares or a cashless exercise must (1) have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Incentive Agreement provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of an Option. Except as provided in subparagraph (f) below, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder. Other methods of payment may also be used if approved by the Board in its sole and absolute discretion and provided for under the Stock Incentive Agreement.

(f) Conditions to Exercise of an Option. Each Option granted under the Plan shall vest and shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Board, at any time before complete termination of such Option, may accelerate the time or times at which such Option may vest or be exercised in whole or in part. Notwithstanding the foregoing, an Option intended to meet the FLSA Exclusion shall not be exercisable for at least six (6) months following the date it is granted, except by reason of death, disability, retirement, a change in corporate ownership or other circumstances permitted under regulations promulgated under the FLSA Exclusion. Furthermore, if the recipient of an Option receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, the Option may not be exercised during the six (6) month period following the hardship distribution, unless the Company determines that such exercise would not jeopardize the tax-qualification of the Code §401(k) plan. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, vesting or performance-based restrictions, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.

(g) Transferability of Options. An Option shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant; provided, however, that in the event the Participant is incapacitated and unable to exercise his or her Option, if such Option is a NQSO, such Option may be exercised by such Participant’s legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant who shall be able to exercise the Option if the Participant is incapacitated shall be determined by the Board in its sole and absolute discretion. Notwithstanding the foregoing, except as otherwise provided in the Stock Incentive Agreement, a NQSO may also be transferred by a Participant as a bona fide gift (i) to his spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (ii) to a trust for the benefit of one or more individuals described in clause (i) and no other persons, or (iii) to a partnership of which the only partners are one or more individuals described in clause (i), in which case the transferee shall be subject to all provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant in connection with the exercise of the Option and purchase of Shares. In the event of such a gift, the Participant shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant.

(h) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section, any Option in substitution for a stock option previously issued by another entity, which substitution occurs in connection with a transaction to which Code §424(a) is applicable, may provide for an exercise price computed in accordance with Code §424(a) and the regulations thereunder and may contain such other terms and conditions as the Board may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued stock option being replaced thereby.

(i) ISO Tax Treatment Requirements. With respect to any Option that purports to be an ISO, to the extent that the aggregate Fair Market Value (determined as of the date of grant of such Option) of stock with respect to which such Option is exercisable for the first time by any individual during any calendar year exceeds one hundred thousand dollars ($100,000.00), such Option shall not be treated as an ISO in accordance with Code §422(d). The rule of the preceding sentence is applied in the order in which Options are granted. Also, with respect to any Option that purports to be an ISO, such Option shall not be treated as an ISO if the Participant disposes of shares acquired thereunder within two (2) years from the date of the granting of the Option or within one (1) year of the exercise of the Option, or if the Participant has not met the requirements of Code §422(a)(2).

(j) Potential Repricing of Stock Options. With respect to any Option granted pursuant to, and under, this Plan, the Board (or a committee thereof) may determine that the repricing of all or any portion of existing outstanding Options is appropriate without the need for any additional approval of the Stockholders of the Company. For this purpose, “repricing” of Options shall include, but not be limited to, any of the following actions (or any similar action): (1) lowering the Exercise Price of an existing Option; (2) any action which would be treated as a “repricing” under generally accepted accounting principles; or (3) canceling of an existing Option at a time when its Exercise Price exceeds the Fair Market Value of the underlying stock subject to such Option, in exchange for another Option, a Restricted Stock Award, or other equity in the Company.

7.3 Terms and Conditions of Stock Appreciation Rights.

(a) Grants of Stock Appreciation Rights. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Option or not in connection with an Option. A Stock Appreciation Right shall entitle the Participant to receive upon exercise or payment the excess of the Fair Market Value of a specified number of Shares at the time of exercise, over a SAR Exercise Price that shall be not less than the Exercise Price for that number of Shares in the case of a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, or in the case of any other Stock Appreciation Right, not less than eighty-five (85%) of the Fair Market Value of that number of Shares at the time the Stock Appreciation Right was granted. Any Stock Appreciation Right that is intended to avoid taxation under Code §409A as a “nonqualified deferred compensation plan” must be granted with an Exercise Price equivalent to or greater than the Fair Market Value of the Shares subject thereto determined as of the date of such grant, consistent with Prop. Treas. Reg. §1.409A-1(b)(5)(iv), Notice 2005-1, and any other applicable guidance or regulations issued by the Internal Revenue Service. The exercise of a Stock Appreciation Right shall result in a pro rata surrender of the related Option to the extent the Stock Appreciation Right has been exercised.

(b) Payment. Upon exercise or payment of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash or Shares (at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Board may determine. To the extent that a Stock Appreciation Right is paid in cash, it shall nonetheless be deemed paid in Shares for purposes of Section 3 hereof.

(c) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Board, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised in whole or in part. The exercisability of a Stock Appreciation Right that is intended to avoid taxation under Code §409A as a “nonqualified deferred compensation plan” must be carefully restricted in accordance with Code §409A requirements. Furthermore, if the recipient of a Stock Appreciation Right receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, the Stock Appreciation Right may not be exercised during the six (6) month period following the hardship distribution, unless the Company determines that such exercise would not jeopardize the tax-qualification of the Code §401(k) plan.

(d) Transferability of Stock Appreciation Rights. No Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Stock Incentive Agreement, all Stock Appreciation Rights granted to a Participant under the Plan shall be exercisable, during the Participant’s lifetime, only by the Participant, except that in the event the Participant is incapacitated and unable to exercise his or her Stock Appreciation Right, such Stock Appreciation Right may be exercised by such Participant’s legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances in accordance with the terms and provisions of the Stock Incentive Agreement governing such Stock Appreciation Right. The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant shall be determined by the Board in its sole and absolute discretion. Notwithstanding the foregoing, except as otherwise provided in the Stock Incentive Agreement, (A) a Stock Appreciation Right which is granted in connection with the grant of a NQSO may be transferred, but only with the NQSO, and (B) a Stock Appreciation Right which is not granted in connection with the grant of a NQSO, may be transferred by the Participant as a bona fide gift (i) to his spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (ii) to a trust for the benefit of one or more individuals described in clause (i), or (iii) to a partnership of which the only partners are one or more individuals described in clause (i), in which case the transferee shall be subject to all provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant in connection with the exercise of the Stock Appreciation Right. In the event of such a gift, the Participant shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant in connection with the exercise of the Stock Appreciation Right.

(e) Special Provisions for Tandem SAR’s. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised. A Stock Appreciation Right granted in connection with an ISO (1) will expire no later than the expiration of the underlying ISO, (2) may be for no more than the difference between the exercise price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Stock Appreciation Right is exercised, (3) may be transferable only when, and under the same conditions as, the underlying ISO is transferable, and (4) may be exercised only (i) when the underlying ISO could be exercised and (ii) when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of the ISO.

(f) Code §409A Requirements. A Stock Appreciation Right must meet certain restrictions contained in Code §409A if it is to avoid taxation under Code §409A as a “nonqualified deferred compensation plan.” No Stock Appreciation Right should be granted under this Plan without careful consideration of the impact of Code §409A with respect to such grant upon both the Company and the recipient of the Stock Appreciation Right.

7.4 Terms & Conditions of Restricted Stock Awards.

(a) Grants of Restricted Stock Awards. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Board for periods determined by the Board. Restricted Stock Awards issued under the Plan may have restrictions which lapse based upon the service of a Participant, or based upon the attainment (as determined by the Board) of performance goals established pursuant to the business criteria listed in Section 13, or based upon any other criteria that the Board may determine appropriate. Any Restricted Stock Award with restrictions that lapse based on the attainment of performance goals must be granted by a Committee, must have its performance goals determined by such a Committee based upon one or more of the business criteria listed in Section 13, and must have the attainment of such performance goals certified in writing by such a Committee in order to meet the Performance-Based Exception. The Board may require a cash payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment; provided, however, if the recipient of a Restricted Stock Award receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, the recipient may not pay any amount for such Restricted Stock Award during the six (6) month period following the hardship distribution, unless the Company determines that such payment would not jeopardize the tax-qualification of the Code §401(k) plan.

(b) Acceleration of Award. The Board shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Shares awarded to a Participant.

(c) Necessity of Stock Incentive Agreement. Each grant of a Restricted Stock Award shall be evidenced by a Stock Incentive Agreement that shall specify the terms, conditions and restrictions regarding the Shares awarded to a Participant, and shall incorporate such other terms and conditions as the Board, acting in its absolute discretion, deems consistent with the terms of this Plan. The Board shall have complete discretion to modify the terms and provisions of Restricted Stock Awards in accordance with Section 12 of this Plan.

(d) Restrictions on Shares Awarded. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Board for periods determined by the Board. The Board may impose such restrictions on any Shares acquired pursuant to a Restricted Stock Award as it may deem advisable, including, without limitation, vesting or performance-based restrictions, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.

(e) Transferability of Restricted Stock Awards. A Restricted Stock Award may not be transferred by the holder Participant, except (A) upon the death of the holder Participant, a Restricted Stock Award may be transferred by will or by the laws of descent and distribution, (B) a Restricted Stock Award may, unless the applicable Stock Incentive Agreement provides otherwise, be transferred at any time provided that the transferee is bound by all terms and provisions of the underlying Restricted Stock Award, and (C) a Restricted Stock Award may be transferred at any time following the lapse of all restrictions on transferability of the Restricted Stock Award.

(f) Voting, Dividend & Other Rights. Unless the applicable Stock Incentive Agreement provides otherwise, holders of Restricted Stock Awards shall be entitled to vote and shall receive dividends during the periods of restriction.

7.5 Terms & Conditions of Restricted Stock Units.

(a) Grants of Restricted Stock Units. A Restricted Stock Unit shall entitle the Participant to receive one Share at such future time and upon such terms as specified by the Board in the Stock Incentive Agreement evidencing such award. Restricted Stock Units issued under the Plan may have restrictions which lapse based upon the service of a Participant, or based upon other criteria that the Board may determine appropriate. The Board may require a cash payment from the Participant in exchange for the grant of Restricted Stock Units or may grant Restricted Stock Units without the requirement of a cash payment; provided, however, if the recipient of a Restricted Stock Unit receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, no payment for the Restricted Stock Unit may be made by the recipient during the six (6) month period following the hardship distribution, unless the Company determines that such payment would not jeopardize the tax-qualification of the Code §401(k) plan.

(b) Vesting of Restricted Stock Units. The Board shall establish the vesting schedule applicable to Restricted Stock Units and shall specify the times, vesting and performance goal requirements. Until the end of the period(s) of time specified in the vesting schedule and/or the satisfaction of any performance criteria, the Restricted Stock Units subject to such Stock Incentive Agreement shall remain subject to forfeiture.

(c) Acceleration of Award. The Board shall have the power to permit, in its sole discretion, an acceleration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Restricted Stock Units awarded to a Participant.

(d) Necessity of Stock Incentive Agreement. Each grant of Restricted Stock Unit(s) shall be evidenced by a Stock Incentive Agreement that shall specify the terms, conditions and restrictions regarding the Participant’s right to receive Share(s) in the future, and shall incorporate such other terms and conditions as the Board, acting in its sole discretion, deems consistent with the terms of this Plan. The Board shall have sole discretion to modify the terms and provisions of Restricted Stock Unit(s) in accordance with Section 12 of this Plan.

(e) Transferability of Restricted Stock Units. Except as otherwise provided in a Participant’s Restricted Stock Unit Award, no Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the holder Participant, except upon the death of the holder Participant by will or by the laws of descent and distribution.

(f) Voting, Dividend & Other Rights. Unless the applicable Stock Incentive Agreement provides otherwise, holders of Restricted Stock Units shall not be entitled to vote or to receive dividends until they become owners of the Shares pursuant to their Restricted Stock Units.

(g) Code §409A Requirements. A Restricted Stock Unit must meet certain restrictions contained in Code §409A if it is to avoid taxation under Code §409A as a “nonqualified deferred compensation plan.” No Restricted Stock Unit should be granted under this Plan without careful consideration of the impact of Code §409A with respect to such grant upon both the Company and the recipient of the Restricted Stock Unit.

(h) No ERISA Employee Benefit Plan Created. Except to the extent that the Board expressly determines otherwise in resolutions, a Restricted Stock Unit must contain terms and provisions designed to ensure that the Restricted Stock Unit will not be considered an “employee benefit plan” as defined in ERISA §3(3).

(i) Restrictions on Shares Awarded. Shares awarded pursuant to Restricted Stock Units shall be subject to such restrictions as determined by the Board for periods determined by the Board. The Board may impose such restrictions on any Shares acquired pursuant to a Restricted Stock Unit as it may deem advisable, including, without limitation, vesting or performance-based restrictions and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.

8	SECURITIES REGULATION

Each Stock Incentive Agreement may provide that, upon the receipt of Shares as a result of the exercise of a Stock Incentive or otherwise, the Participant shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Stock Incentive Agreement may also provide that, if so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended (“1933 Act”), and any applicable state securities law or, unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise of a Stock Incentive granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

9	LIFE OF PLAN

No Stock Incentive shall be granted under this Plan on or after the earlier of:

9.1 the tenth (10th) anniversary of the Effective Date of this Plan (or the tenth (10th) anniversary of the Amendment Date of any subsequent amendment to this Plan if such amendment would require the approval of the stockholders pursuant to Treas.
Reg. §1.422-2(b)(2) and such approval was obtained), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Stock Incentives have been exercised in full or are no longer exercisable, or

9.2 the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the exercise of Stock Incentives granted under this Plan or lapse of all restrictions under a Restricted Stock Award or Restricted Stock Unit) been issued or no longer are available for use under this Plan, in which event this Plan also shall terminate on such date.

This Plan shall continue in effect until all outstanding Stock Incentives have been exercised in full or are no longer exercisable and all Restricted Stock Awards or Restricted Stock Units have vested or been forfeited.

10	ADJUSTMENT

Notwithstanding anything in Section 12 to the contrary, the number of Shares reserved under Section 3 of this Plan, the limit on the number of Shares that may be granted during a calendar year to any individual under Section 3 of this Plan, the number and type of Shares subject to Stock Incentives granted under this Plan, and the Exercise Price of any Options and the SAR Exercise Price of any Stock Appreciation Rights, may be adjusted by the Board in its sole discretion in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits; provided, however, that the Board shall be required to make such adjustments if such change in the capitalization of the Company constitutes an “equity restructuring” as defined in FAS 123R. Furthermore, the Board shall have the right to, and may in its sole discretion, adjust (in a manner that satisfies the requirements of Code §424(a)) the number of Shares reserved under Section 3, and the number of Shares subject to Stock Incentives granted under this Plan, and the Exercise Price of any Options and the SAR Exercise Price of any Stock Appreciation Rights in the event of any corporate transaction described in Code §424(a) that provides for the substitution or assumption of such Stock Incentives; provided, however, that the Board shall be required to make such adjustments if such corporate transaction constitutes an “equity restructuring” as defined in FAS 123R. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Stock Incentives granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.

11	CHANGE OF CONTROL OF COMPANY

11.1 General Rule for Options. Except as otherwise provided in a Stock Incentive Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Options granted under this Plan, with respect to any Option granted under this Plan that is not so assumed or substituted (a “Non-Assumed Option”), the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed Options, take any or all of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

(a) Accelerate the vesting and/or exercisability of any such Non-Assumed Option; and/or

(b) Unilaterally cancel any such Non-Assumed Option which has not vested and/or which has not become exercisable as of the Action Effective Date; and/or

(c) Unilaterally cancel any such Non-Assumed Option in exchange for:

(1) whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) that, in the aggregate, are equal in value to the excess of the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the aggregate Exercise Price for such Shares; or

(2) cash or other property equal in value to the excess of the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the aggregate Exercise Price for such Shares; and/or

(d) Unilaterally cancel any such Non-Assumed Option after providing the holder of such Option with (1) an opportunity to exercise such Non-Assumed Option to the extent vested and/or exercisable within a specified period prior to the date of the Change of Control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period; and/or

(e) Unilaterally cancel any such Non-Assumed Option and notify the holder of such Option of such action, but only if the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting and/or exercisability) does not exceed the aggregate Exercise Price for such Shares.

However, notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed Option is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an Option.

11.2 General Rule for SARs. Except as otherwise provided in a Stock Incentive Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Stock Appreciation Rights granted under this Plan, with respect to any Stock Appreciation Right granted under this Plan that is not so assumed or substituted (a “Non-Assumed SAR”), the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed SARs, take either or both of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

(a) Accelerate the vesting and/or exercisability of such Non-Assumed SAR; and/or

(b) Unilaterally cancel any such Non-Assumed SAR which has not vested or which has not become exercisable as of the Action Effective Date; and/or

(c) Unilaterally cancel such Non-Assumed SAR in exchange for:

(1) whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) that, in the aggregate, are equal in value to the excess of the Fair Market Value of the Shares subject to such Non-Assumed SAR determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the SAR Exercise Price for such Non-Assumed SAR; or

(2) cash or other property equal in value to the excess of the Fair Market Value of the Shares subject to such Non-Assumed SAR determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the SAR Exercise Price for such Non-Assumed SAR; and/or

(d) Unilaterally cancel such Non-Assumed SAR after providing the holder of such SAR with (1) an opportunity to exercise such Non-Assumed SAR to the extent vested and/or exercisable within a specified period prior to the date of the Change of Control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period; and/or

(e) Unilaterally cancel such Non-Assumed SAR and notify the holder of such SAR of such action, but only if the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed SAR determined as of the Action Effective Date (taking into account vesting and/or exercisability) does not exceed the SAR Exercise Price for such Non-Assumed SAR.

However, notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed SAR is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of a SAR.

11.3 General Rule for Restricted Stock Units. Except as otherwise provided in a Stock Incentive Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Restricted Stock Units granted under this Plan, with respect to any Restricted Stock Unit granted under this Plan that is not so assumed or substituted (a “Non-Assumed RSU”), the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed RSUs, take either or both of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

(a) Accelerate the vesting of such Non-Assumed RSU; and/or

(b) Unilaterally cancel any such Non-Assumed RSU which has not vested as of the Action Effective Date; and/or

(c) Unilaterally cancel such Non-Assumed RSU in exchange for:

(1) whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) that are equal to the number of Shares subject to such Non-Assumed RSU determined as of the Action Effective Date (taking into account vesting); or

(2) cash or other property equal in value to the Fair Market Value of the Shares subject to such Non-Assumed RSU determined as of the Action Effective Date (taking into account vesting); and/or

(d) Unilaterally cancel such Non-Assumed RSU and notify the holder of such RSU of such action, but only if the Fair Market Value of the Shares that were subject to such Non-Assumed RSU determined as of the Action Effective Date (taking into account vesting) is zero.

However, notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed RSU is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an RSU.

11.4 General Rule for Other Stock Incentive Agreements. If a Change of Control occurs, then, except to the extent otherwise provided in the Stock Incentive Agreement pertaining to a particular Stock Incentive or as otherwise provided in this Plan, each Stock Incentive shall be governed by applicable law and the documents effectuating the Change of Control.

12	AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the stockholders of the Company (a) to increase the number of Shares reserved under Section 3, except as set forth in Section 10, (b) to extend the maximum life of the Plan under Section 9 or the maximum exercise period under Section 7, (c) to decrease the minimum Exercise Price under Section 7, or (d) to change the designation of Eligible Recipients eligible for Stock Incentives under Section 6. Stockholder approval of other material amendments (such as an expansion of the types of awards available under the Plan, an extension of the term of the Plan, a change to the method of determining the Exercise Price of Options issued under the Plan, or a change to the provisions of Section 7.2(j) may also be required pursuant to rules promulgated by an established stock exchange or a national market system if the Company is, or become, listed or traded on any such established stock exchange or national market system, or for the Plan to continue to be able to issue Stock Incentives which meet the Performance-Based Exception. The Board also may suspend the granting of Stock Incentives under this Plan at any time and may terminate this Plan at any time. The Company shall have the right to modify, amend or cancel any Stock Incentive after it has been granted if (a) the modification, amendment or cancellation does not diminish the rights or benefits of the Stock Incentive recipient under the Stock Incentive (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to a Stock Incentive shall not be deemed as a diminishment of rights or benefits of such Stock Incentive), (b) the Participant consents in writing to such modification, amendment or cancellation, (c) there is a dissolution or liquidation of the Company, (d) this Plan and/or the Stock Incentive Agreement expressly provides for such modification, amendment or cancellation, or (e) the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law. (See also Section 4 for a special provision providing for automatic termination of this Plan in certain circumstances.)

13	PERFORMANCE CRITERIA FOR PERFORMANCE-BASED EXCEPTION

13.1 Performance Goal Business Criteria. The following performance measure(s) must be used by a Committee composed of solely two (2) or more Outside Directors to determine the degree of payout and/or vesting with respect to a Stock Incentive granted pursuant to this Plan in order for such Stock Incentive to qualify for the Performance-Based Exception:

(a) Earnings per share;

(b) Net income (before or after taxes);

(c) Return measures (including, but not limited to, return on assets, equity or sales);

(d) Cash flow return on investments which equals net cash flows divided by owners equity;

(e) Earnings before or after taxes, depreciation and/or amortization;

(f) Gross revenues;

(g) Operating income (before or after taxes);

(h) Total stockholder returns;

(i) Corporate performance indicators (indices based on the level of certain services provided to customers);

(j) Achievement of sales targets;

(k) Completion of acquisitions;

(l) Cash generation, profit and/or revenue targets;

(m) Growth measures, including revenue growth, as compared with a peer group or other benchmark;

(n) Share price (including, but not limited to, growth measures and total stockholder return); and/or

(o) Pre-tax profits.

The Board may propose for stockholder vote and stockholder approval a change in these general performance measures set forth in this Section at any time.

13.2 Discretion in Formulation of Performance Goals. The Board shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Stock Incentives that are to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Stock Incentives downward).

13.3 Performance Periods. The Board shall have the discretion to determine the period during which any performance goal must be attained with respect to a Stock Incentive. Such period may be of any length, and must be established prior to the start of such period or within the first ninety (90) days of such period (provided that the performance criteria is not in any event set after 25% or more of such period has elapsed).

13.4 Modifications to Performance Goal Business Criteria. In the event that the applicable tax and/or securities laws change to permit Board discretion to alter the governing performance measures noted above without obtaining stockholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Board determines that it is advisable to grant Stock Incentives that shall not qualify for the Performance-Based Exception, the Board may make such grants without satisfying the requirements of Code §162(m) and without regard to the provisions of this Section 13; otherwise, a Committee composed exclusively of two (2) of more Outside Directors must make such grants.

14	MISCELLANEOUS

14.1 Stockholder Rights. No Participant shall have any rights as a stockholder of the Company as a result of the grant of a Stock Incentive to him or to her under this Plan or his or her exercise of such Stock Incentive pending the actual delivery of Shares subject to such Stock Incentive to such Participant.

14.2 No Guarantee of Continued Relationship. The grant of a Stock Incentive to a Participant under this Plan shall not constitute a contract of employment and shall not confer on a Participant any rights upon his or her termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Stock Incentive Agreement that evidences his or her Stock Incentive.

14.3 Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the fulfillment of any Stock Incentive, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by a Participant with respect to a Stock Incentive. Whenever Shares are to be issued to a Participant upon exercise of an Option or a Stock Appreciation Right, or satisfaction of conditions under a Restricted Stock Unit, or grant of or substantial vesting of a Restricted Stock Award, the Company shall have the right to require the Participant to remit to the Company, as a condition of exercise of the Option or Stock Appreciation Right, or as a condition to the fulfillment of the Restricted Stock Unit, or as a condition to the grant or substantial vesting of the Restricted Stock Award, an amount in cash (or, unless the Stock Incentive Agreement provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of such exercise, satisfaction of conditions, or grant or substantial vesting. However, notwithstanding the foregoing, to the extent that a Participant is an Insider, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that such withholding of Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Incentive Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of a Stock Incentive. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by a retention of Shares by the Company unless the Company retains only Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld.

14.4 Notification of Disqualifying Dispositions of ISO Options. If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an Option that is an ISO on or before the later of (1) the date two (2) years after the date of grant of such Option, or (2) the date one (1) year after the exercise of such Option, then the Participant shall immediately notify the Company in writing of such sale or disposition and shall cooperate with the Company in providing sufficient information to the Company for the Company to properly report such sale or disposition to the Internal Revenue Service. The Participant acknowledges and agrees that he may be subject to federal, state and/or local tax withholding by the Company on the compensation income recognized by Participant from any such early disposition, and agrees that he shall include the compensation from such early disposition in his gross income for federal tax purposes. Participant also acknowledges that the Company may condition the exercise of any Option that is an ISO on the Participant’s express written agreement with these provisions of this Plan.

14.5 Transfer. The transfer of an Employee between or among the Company, a Subsidiary or a Parent shall not be treated as a termination of his or her employment under this Plan.

14.6 Governing Law. The laws of the State of Delaware shall govern this Plan and any Stock Incentive Agreement issued hereunder. If Delaware’s conflict of law rules would apply another state’s laws, the laws of the State of Delaware shall still govern.

TRANSCEND SERVICES, INC. ONE GLENLAKE PARKWAY SUITE 1325 ATLANTA, GA 30328

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M34144-P10945                KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRANSCEND SERVICES, INC. The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors	O	O	O
Nominees:
01) Joseph G. Bleser 04) Larry G. Gerdes
02) Joseph P. Clayton 05) Walter S. Huff, Jr.
03) James D. Edwards 06) Charles E. Thoele
The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain
2.

To amend the Transcend Services, Inc. 2009 Stock Incentive Plan to increase the number of shares available for grant thereunder by 500,000 shares and to require stockholder approval to reprice awards under the Plan.

							O	O	O
3.	Advisory vote on the compensation of the Company’s named executive officers.						O	O	O
The Board of Directors recommends you vote 1 YEAR on the following proposal:						1 Year	2 Years	3 Years	Abstain
4.	Advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.					O	O	O	O
The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain
5.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.						O	O	O

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

TRANSCEND SERVICES, INC.

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 1, 2011

The undersigned hereby appoints Larry G. Gerdes and Walter S. Huff, Jr., or either of them, with full power of substitution as proxies and attorneys-in-fact, to represent and vote, as designated on the reverse side, the common stock of the undersigned at the Annual Meeting of Stockholders of Transcend Services, Inc., to be held on June 1, 2011 at the offices of Womble Carlyle Sandridge & Rice, PLLC, Atlantic Station, 271 17th Street, NW, Suite 2400, Atlanta, GA 30363 at 11:00 a.m. eastern time for the following purposes:

THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS DIRECTED ON THE REVERSE HEREOF. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES, “FOR” PROPOSALS 2, 3 AND 5, AND “1 YEAR” FOR PROPOSAL 4. IN THEIR DISCRETION, THE PROXIES DESIGNATED HEREIN ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

To be held on June 1, 2011:

The Notice of Annual Meeting of Stockholders, Proxy Statement, Form of Proxy and 2010 Annual Report on

Form 10-K are available at www.proxyvote.com.

Continued and to be signed on reverse side